UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

18111 Von Karman Avenue, Suite 700

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 16, 2012

To the Shareholders of Quality Systems, Inc.:

The annual meeting of shareholders of Quality Systems, Inc. will be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 16, 2012, at 1:00 p.m. Pacific Time, for the following purposes:

1.	to elect nine persons to serve as directors of our company until the 2013 annual meeting of shareholders. Our nominees for election to our Board of Directors (“Board”) are named in the attached proxy statement, which is a part of this Notice;

2.	to conduct an advisory vote to approve the compensation for our named executive officers; and

3.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on June 18, 2012 are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

The majority of our Board and our management believe that our company’s strategic plan, operational performance and governance record provide the best platform for shareholder value. Our company has a strong track record of delivering earnings growth, returning value to shareholders through consistent and growing dividends and maintaining fiscal discipline. In the past five years, our company has developed a strategic plan designed to broaden its product offering and customer reach, has completed several successful acquisitions (without incurring debt) and has expanded into new markets, all while providing solid shareholder returns. Highlights of our achievements in the last five years include:

•	broadened our product and service offerings by establishing distinct business units – NextGen Hospital Solutions, QSIDental and NextGen RCM Services – to complement our NextGen Healthcare business;

•

developed a strategic plan designed to position our company as a leader in the health care information technology sector and capture growth potential arising out of demographic, industry and regulatory developments;

•

continued to grow our business both organically and through strategic acquisitions including the acquisitions of The Poseidon Group, Inc., Matrix Management Solutions, LLC, ViaTrack Systems, LLC, CQI Solutions, Inc., IntraNexus, Inc., Opus Healthcare Solutions, LLC and Sphere Heath Systems, Inc.; since the end of fiscal 2011, we have completed five acquisition transactions and have also further expanded our new technology innovation center in Bangalore, India;

•

grew revenues each year, from $186 million in fiscal 2008 to $429 million in fiscal 2012 (representing revenue growth of 19%-32% per year and earnings growth of 5%-27% per year), with plans to grow revenues by 20-24% and earnings by 20-25% in fiscal 2013 (see “Caution Concerning Forward Looking Statements” in the accompanying proxy statement for a discussion of these projections as well as various related risks and uncertainties);

•	consistently returned value to shareholders through growing dividends, which have increased from $0.50 per share in fiscal 2008 to $0.70 per share in fiscal 2012;

•	maintained expense discipline in executing our growth plan, focusing on growth opportunities that do not require substantial financial indebtedness;

•	expanded the depth and breadth of our management team by adding highly qualified divisional leaders and other top talent; and

•	retained our commitment to strong corporate governance, as evidenced by our superior governance rating from prominent proxy advisory services.

In selecting the director nominees that we are proposing for election in this proxy statement, our Board has focused on selecting experienced, independent Board candidates with strong industry credentials who will work together constructively with a focus on operational excellence, financial strength and shareholder value. Our Board is pleased to nominate for election as directors the eight persons named in Proposal No. 1 in the attached proxy statement and on the enclosed WHITE proxy card. We believe our director nominees have the integrity, deep industry knowledge, experience and commitment necessary to execute our strategic plan and continue to deliver value to our shareholders.

Whether or not you plan to attend the annual meeting, please complete and sign the enclosed WHITE proxy card and return it in the enclosed addressed envelope. Your promptness in returning the WHITE proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting. You may also vote by telephone or Internet by following the instructions on the WHITE proxy card. If you return your WHITE proxy card or vote by telephone or Internet, you may nevertheless attend the annual meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

As you may be aware, one of our shareholders, Ahmed Hussein, has provided us notice that he intends to nominate his own slate of seven director nominees for election as directors at the annual meeting and has filed a preliminary proxy statement to solicit proxies for use at the annual meeting to vote in favor of his own slate in opposition to our director nominees. We do not endorse the election of Mr. Hussein or any of his nominees as director. You may receive proxy solicitation materials from Mr. Hussein or other persons or entities affiliated with him, including an opposition proxy statement or proxy card. OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF MR. HUSSEIN/VOTE FOR ANY OF MR. HUSSEIN’S NOMINEES. OUR BOARD ALSO RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.

Even if you have previously signed a proxy card sent to you by or on behalf of Mr. Hussein, you have the right to change your vote by completing, signing and returning the enclosed WHITE proxy card in the addressed envelope provided or by following the instructions on the WHITE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted. We urge you to disregard any proxy card sent by or on behalf of Mr. Hussein or any person other than our company. Voting against Mr. Hussein’s nominees on Mr. Hussein’s proxy card is not the same as voting for our director nominees, because a vote against any of Mr. Husseins’ nominees on his proxy card will revoke any previous proxy submitted by you.

Your vote is very important.

OUR BOARD OF DIRECTORS RECOMMENDS: A VOTE “FOR” ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD; AND A VOTE “FOR” PROPOSALS 2 AND 3.

By Order of the Board of Directors,
QUALITY SYSTEMS, INC.

Executive Vice President, General Counsel and Secretary

Irvine, California

[            ], 2012

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

18111 Von Karman Avenue, Suite 700

Irvine, California 92612

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 16, 2012

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of Quality Systems, Inc. (“Quality Systems,” the “Company,” “us,” “we” or “our”) for use at our annual meeting of shareholders to be held at the Irvine Marriott hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 16, 2012, at 1:00 p.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.

Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on Wednesday, August 15, 2012 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy.

Any shareholder who holds shares in street name and desires to vote in person at the annual meeting should inform the shareholder’s broker of that desire and request a legal proxy from the broker. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned Quality Systems, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person.

Our directors and director nominees are considered to be “participants” in this proxy solicitation under applicable regulations of the Securities and Exchange Commission (“SEC” or “Commission”) as well as other persons who solicit proxies on our behalf. Please refer to Annex A, “Certain Information Regarding Participants in the Company’s Solicitation of Proxies,” for information about our directors and director nominees as well as information about certain of our executives who may solicit proxies on our behalf. Other than the persons described in Annex A, none of our employees will be employed to solicit shareholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

This proxy statement, the accompanying WHITE proxy card and our 2012 annual report are being made available to our shareholders on or about July [    ] , 2012. We will bear the cost of soliciting proxies

pursuant to this proxy statement. Solicitations will be made by mail, and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. We have engaged the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies. Under the terms of its agreement, the services of MacKenzie Partners, Inc. include the distribution of materials to shareholders, providing information to shareholders (including direct contact with shareholders) from the materials prepared by us, analysis of beneficial ownership of our securities and providing such other advisory services as we may request from time to time. It is anticipated that MacKenzie Partners, Inc. will employ approximately 50 persons to provide us with such services. We estimate that we will pay MacKenzie Partners, Inc. approximately $150,000 plus expenses for these services. Although no precise estimate can be made at the present time, we currently estimate that the total expenditures to be incurred by us relating to the proxy solicitation in excess of those normally spent for an annual meeting of our shareholders as a result of the potential proxy contest, excluding salaries and wages of our regular employees, will be approximately $1.5  million, of which approximately $495,000 has been spent to date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 16, 2012.

This Proxy Statement the Notice and the Company’s 2012 Annual Report to Shareholders are available on our website at http://www.viewourmaterial.com/QSI.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the 59,342,817 shares of our common stock outstanding at the close of business on the record date, June 18, 2012, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. However, under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the annual meeting, the cumulative number of votes a shareholder may cast in director elections will be equal to the number of shares held by such shareholder on the record date multiplied by nine (the number of directors to be elected at the annual meeting).

On June 27 2012, Mr. Hussein filed a preliminary proxy statement to solicit votes for Mr. Hussein and his six other nominees to serve as directors in opposition to our nominees. In such filing, Mr. Hussein indicated that he intends to cumulate votes solicited by him in the election of directors unless otherwise directed. Therefore, we expect that all Company shareholders will be entitled to cumulate their votes at the shareholder meeting.

Assuming that cumulative voting will apply, all shareholders will have the right to cumulate their votes in the election of directors. Cumulative voting means that each shareholder may cumulate such shareholder’s voting power for the election by distributing a number of votes, determined by multiplying the number of shares held by the shareholder as of the record date by nine (the number of directors to be elected at the annual meeting). Such shareholder may distribute all of the votes to one individual director nominee, or distribute such votes among any two or more director nominees, as the shareholder chooses. If you do not specifically instruct otherwise, the proxy being solicited by our Board, will confer upon the proxy holders the authority, in the event that cumulative voting applies, to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Our Board has delegated the exercise of such authority to its Proxy Voting Committee.

If you elect to grant us your proxy and do not specifically instruct otherwise, you are authorizing the proxy holders to vote your shares in accordance with the discretion and at the instruction of the Board (or an authorized committee thereof), including to cumulate your votes in favor of certain nominees (rather than allocating votes equally among the nominees) and to determine the specific allocation of votes to individual nominees. You may withhold your authority to vote for one or more nominees, in which case the Proxy Voting Committee will retain discretion to allocate your votes among our other nominees unless you specifically instruct otherwise. Under no circumstances may the proxy holders cast your votes for any nominee from whom you have withheld authority to vote.

For example, a proxy marked “FOR ALL EXCEPT” may only be voted for those of our director nominees for whom you have not otherwise specifically withheld authority to vote, a proxy marked “WITHHELD ALL” may not be voted for any of our director nominees, and a proxy marked “FOR ALL” may be voted for all of our director nominees. In exercising its discretion with respect to cumulating votes, our Proxy Voting Committee may instruct, in its sole judgment, the proxy holders to cumulate and cast the votes represented by your proxy for any of our director nominees for whom you have not otherwise withheld authority. For example, if you grant a proxy with respect to shares representing 900 cumulative votes, and mark “FOR ALL EXCEPT” one of our director nominees, the Proxy Voting Committee may instruct the proxy holders to cast the 900 votes for any or all of our seven other director nominees; of those seven other director nominees, moreover, the Proxy Voting Committee may allocate the 900 votes among them as it determines, such that each of those other director nominees may receive unequal portions of the 900 votes or none at all.

In all cases, unless you specifically instruct otherwise, the Proxy Voting Committee will cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees. At the annual meeting, the Proxy Voting Committee will instruct the inspector of election to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it will allocate votes and expects to make this determination at the annual meeting.

Accordingly, if you grant a proxy to us and have not specifically instructed otherwise, your shares will be voted at the discretion of the Proxy Voting Committee with respect to all of your shares (except that the Proxy Voting Committee will not be able to vote your shares for a candidate from whom you have withheld authority to vote). If you wish to exercise your own discretion as to allocation of votes among nominees, and you are a record holder of shares, you will be able to do so by attending the meeting and voting in person, by appointing another person as your representative to vote on your behalf at the meeting, or by providing us with specific instructions as to how to allocate your votes.

A holder of record who wishes to provide vote allocation instructions, in the event that cumulative voting applies, must submit a proxy card by mail and should hand mark the number of votes such holder wishes to allocate to any particular nominee next to the name of such nominee on the enclosed WHITE proxy card. You do not need to check the “FOR ALL” box to allocate votes among all of our director nominees. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the Board of Directors or an authorized committee thereof will retain discretionary authority to cast your remaining votes, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box.

Any shareholder who holds shares in street name and desires to specifically allocate votes among nominees may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the annual meeting, and requesting a legal proxy to attend the meeting, or by providing the broker, banker or other custodian with instructions as to how to allocate votes among nominees, which can then be delivered to the Company. Because each broker, banker or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.

Please note you will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or internet. Any shareholder that has any question regarding the procedures for specifically allocating votes among nominees may call our proxy solicitor, MacKenzie Partners, Inc. at 1-800-322-2885.

Whether the election of directors is by plurality vote or cumulative voting, with respect to Proposal No. 1, the nine nominees for director who receive the highest number of affirmative votes will be elected; abstentions and broker non-votes will have no effect on this proposal. Our Board has nominated eight directors and the proxies that we are soliciting cannot be voted for more than eight nominees. Because there are nine board seats available and because we are only soliciting proxies with respect to eight nominees, by granting us your proxy, your shares will not be voted with respect to the ninth board seat, and therefore at least one of Mr. Hussein’s nominees will be elected to the Board. In proposing only eight nominees, the Board recognizes that because Mr. Hussein currently holds approximately 15.7% of our common stock and because we expect him to cumulate his votes, Mr. Hussein will likely be able to secure at least one seat on our Board. Although our eight-director slate deprives you of the right to vote on the ninth board seat, its purpose is to maximize the number of votes allocable to the Board seats that the Board does not expect Mr. Hussein to be able to secure based on his personal holdings alone.

Approval of Proposal No. 2, an advisory vote to approve the compensation of our named executive officers, will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Approval of Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS

Statements made in this proxy statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking , such as “could,” “ should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “ expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as in our other public disclosures and filings with the SEC.

For fiscal 2013, we expect that revenues will increase in the 20-24% range and we expect earnings per share to grow by 20-25%. With respect to these estimates, our Company has an annual planning and budgeting process and a continuous reforecasting process, which incorporates inputs from all operating entities to determine short term and long term expectations. As a result of the fiscal 2013 planning and budgeting process, factoring in organic and inorganic growth expectations, our Company was able to project, with what management believes to be a reasonable probability, the revenue and earnings projections within the stated ranges. The primary input variables and assumptions considered in the planning and budgeting process include the following: existing employee costs, including merit increases and annual bonus expectations; anticipated new hires, both domestically and off-shore, utilizing market-rate pay expectations; major expense assumptions, including facilities, depreciation, communication, systems and infrastructure; cost of sales assumptions based on historical and projected third party costs for hardware, revenue cycle services, consulting services, and third party software applications; revenue expectations based on our pipeline for new system sales; backlog for services and new subscriptions; recurring revenue from our installed base, including contractual consumer price index increases on items such as maintenance; tax rate assumptions based on historical tax rates and anticipated tax credits; interest income assumptions based on current market rate yields, factoring in foreign exchange conversion costs for funding our India captive operations; dilution expectations based on historical run rates of dilution, taking into account our use of common stock for acquisition activities; the existing state and federal regulatory framework with respect to the healthcare sector, including the current stimulus incentives. All assumptions bear inherent risks, limitations and uncertainties, which is the reason we express our forecasts in a range. Without limiting any of the foregoing, the most significant of these uncertainties are in connection with our assumptions regarding new system sales and add on licenses based on conversion ratios for our existing pipeline.

ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 concerns the election of the following director nominees: Messrs. Barbarosh, Bristol, Davis, Pflueger, Plochocki, Razin and Rosenzweig and Ms. Spivack. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified.

Certain information with respect to our eight director nominees is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.

Unless the authority to vote for one or more of our director nominees has been withheld in a shareholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of each nominee presented below. In circumstances where cumulative voting applies to the election of the directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. At the annual meeting, the Proxy Voting Committee will instruct the inspector of election to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it will allocate votes and expects to make this determination at the annual meeting.

In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors. Our Board has nominated eight directors and the proxies that we are soliciting cannot be voted for more than eight nominees. Because there are nine board seats available and because we are only soliciting proxies with respect to eight nominees, by granting us your proxy, your shares will not be voted with respect to the ninth board seat, and therefore at least one of Mr. Hussein’s nominees will be elected to the Board. In proposing only eight nominees, the Board recognizes that because Mr. Hussein currently holds approximately 15.7% of our common stock and because we expect him to cumulate his votes, Mr. Hussein will likely be able to secure at least one seat on our Board. Although our eight-director slate deprives you of the right to vote on the ninth board seat, its purpose is to maximize the number of votes allocable to the Board seats that the Board does not expect Mr. Hussein to be able to secure based on his personal holdings alone.

All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”), guidelines established in our Bylaws, and the determinations of our Nominating and Corporate Governance Committee and our Board, Messrs. Barbarosh, Davis, Bristol, Pflueger, Razin and Rosenzweig and Ms. Spivack are independent directors. Mr. Plochocki is a member of our management team and a non-independent director.

On June 27 2012, Mr. Hussein filed a preliminary proxy statement to solicit votes for Mr. Hussein and his six other nominees to serve as directors in opposition to our nominees. In such filing, Mr. Hussein has indicated his intention to cumulate votes solicited by him in the election of directors. Therefore, we expect that all Company shareholders will be entitled to cumulate their votes at the shareholder meeting. By granting a proxy under the enclosed WHITE proxy card, you will grant the proxy holder the authority to vote your shares in such manner as to provide for the election of the maximum number of our director nominees (unless you have specifically withheld authority to vote for a particular nominee).

The Nasdaq independence definition includes a series of objective tests, such as that the director is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors and management with regard to each director’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.

On June 21, 2012, the majority of our Board voted not to renominate Messrs. Ahmed Hussein and Brennan, each a current member of the Board, for reasons discussed below. The Board also determined to nominate one new independent candidate—Mr. Davis—to add to the breadth and depth of experience represented by the current independent directors and to ensure an appropriate number of independent directors.

Background

The Company’s Bylaws provide for cumulative voting. As a result Mr. Hussein, as a substantial shareholder of the Company, has the power to cumulate his votes and ensure himself a certain degree of representation on the Board even if a majority of the Board and a majority of the shareholders are in opposition. Mr. Hussein has been a director of the Company since 1999, and as of June 18, 2012, beneficially owned approximately 15.7% of the Company’s outstanding common stock. This is Mr. Hussein’s fourth attempt since 2004 to seek election of directors that have not been nominated by our Board, as detailed below.

Prior Attempt to Run Competing Slate: 2004 Annual Meeting

At the 2004 Annual Meeting, Mr. Hussein appeared in person with two director candidates that had not been nominated by our Board and for whom the Company had not received notice of candidacy pursuant to the terms of the Company’s Bylaws. Mr. Hussein then attempted to nominate these individuals at the meeting and to cast votes for them in violation of the Company’s Bylaws. The inspector of election at the meeting disqualified his attempt to vote for the two candidates and neither candidate was elected to the Board.

First Prior Proxy Contest: 2005 Annual Meeting

In connection with the 2005 Annual Meeting, Mr. Hussein announced his intention to nominate three candidates out of a total of eight Board positions, and he actively solicited proxies in support of this slate and in opposition to the slate nominated by the Board. At the 2005 Annual Meeting only two of his candidates were elected based upon the determination of the independent inspector of elections for the meeting. Mr. Hussein challenged the findings of the independent inspector of elections concerning the outcome of the vote. The independent inspector rejected his challenge. Mr. Hussein subsequently sued the Company challenging the election result. In March 2006, the Superior Court of the State of California in Orange County rejected this challenge and upheld the original result. Mr. Hussein then filed a notice of appeal of this judgment.

Settlement Agreement

In anticipation of the 2006 Annual Meeting, the Board concluded that it would be in the shareholders’ interests to attempt to reach a compromise with Mr. Hussein in order to avoid the expense and distraction of continued litigation and repeated proxy contests. The parties entered into a Settlement Agreement on August 8, 2006 under which Mr. Hussein agreed to terminate his appeal and promised, among other things, to refrain from soliciting proxies, forming a “group” with other shareholders or taking certain other actions with respect to the Company for two years (through the 2007 Annual Meeting). Mr. Hussein also acknowledged the Board’s determination that Mr. Razin is an independent director and agreed not to assert or suggest otherwise. The Company for its part agreed to nominate Mr. Hussein and his two additional nominees, and agreed to his representation on key committees.

In entering into the Settlement Agreement, the Board hoped that the parties could work together in a more collegial manner. The majority of the Board hoped that by including Mr. Hussein and his nominees on the Board and giving them equal representation on important Board committees, Mr. Hussein would be able to move beyond his past differences of opinion with the Board majority and, instead, focus on issues relating to the Company’s business and strategy.

After entering into the Settlement Agreement, Mr. Hussein continued to take actions that the majority of the Board believed were inconsistent with the terms of the Settlement Agreement. These actions required the Board to devote significant time to matters that were specifically addressed in the Settlement Agreement. For example, Mr. Hussein continued to contest Mr. Razin’s independence, including to parties outside the Company, despite the fact that under the Settlement Agreement he agreed to refrain from asserting that Mr. Razin is not an independent director. Mr. Hussein also has refused to join Board or committee meetings as a form of protest, and when committees of the Board were unable to take certain actions due to deadlocked votes or failed quorum due to committee members refusing to attend meetings, Mr. Hussein objected to having the matter referred to the full Board or the independent directors, despite the fact that the Settlement Agreement provided for this dispute resolution mechanism. Mr. Hussein also claimed that his expectations with respect to the Settlement Agreement were not met; however, the Company believes that such expectations are not supported by the plain language of the Settlement Agreement. The Settlement Agreement expired following the 2007 Annual Meeting. As a result of the issues discussed above, we do not believe the expected benefits of the Settlement Agreement were achieved.

Second Prior Proxy Contest: 2008 Annual Meeting

In connection with the 2008 Annual Meeting, Mr. Hussein again announced his intention to nominate competing slate of candidates to the Board, this time proposing six candidates out of a total of nine Board positions, and he actively solicited proxies in support of this slate and in opposition to the slate nominated by the Board. Mr. Hussein also proposed an amendment to the Company’s Bylaws that would have amended the definition of “independence” for purposes of service on the Board, a proposal which the majority of the Board believed was intended to cause Mr. Razin to be ineligible to serve as Board chairman. At the 2008 Annual Meeting, in addition to Mr. Hussein himself, only one of his candidates, Dr. Brennan, was elected, and the proposed bylaw amendment was not passed.

Hussein’s Actions as a Board Member Following the 2008 Annual Meeting.

In view of Mr. Hussein’s substantial holdings in the Company and the effect of cumulative voting on director elections (which generally results in Mr. Hussein being able to secure one or more seats on our Board), since the 2008 proxy contest, the majority of the Board concluded that it would be in the best interests of the Company and its shareholders to avoid further proxy contests by supporting Mr. Hussein’s nomination (and the nomination of Dr. Brennan, who was initially elected as a director in 2008 as a nominee on Mr. Hussein’s director slate in connection with the 2008 proxy contest) to the Board. Notwithstanding the Board’s willingness to work with Mr. Hussein, in the opinion of the majority of the Board, Mr. Hussein’s primary focus as a member of the Board has been to raise issues relating to governance matters, including grievances concerning alleged director/management conspiracy issues (which we believe are without merit), including ongoing claims that the Board Chairman exerts undue “control” over the management of the affairs of the Company. The majority of the Board believes that Mr. Hussein has contributed little to discussions relating to the Company’s business operations or strategy. Moreover, Mr. Hussein has declined to sign routine corporate documents and filings required of directors, has notified us in writing, both directly and through his attorney, that he refuses to comply with our current insider trading policy, which was duly adopted in August 2011 by all the members of our Board other than Mr. Hussein, and has repeatedly announced his refusal to comply with the director evaluation requests of the Company’s Nominating and Governance Committee.

Our Board’s Response.

In light of Mr. Hussein’s past history of litigation and proxy solicitations, on May 24, 2012, our Board reviewed and renewed the powers of its Special Committee, which had originally been formed in May 2007 in response to the continuing adverse position that Mr. Hussein had taken with respect to the majority of the Board. Among other things, the Special Committee has been delegated the powers of our Board in connection with the Company’s response to Mr. Hussein’s proxy solicitation and the solicitation and voting of proxies at the annual meeting on behalf of the Company’s nominees. The Special Committee consists of independent directors Messrs. Bristol, Pflueger and Razin.

On May 24, 2012, our Board also appointed a Proxy Voting Committee, which has been delegated to provide instruction to management’s proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. The Proxy Voting Committee was appointed this year in connection with the renewal of the powers of the Special Committee in response to Mr. Hussein’s initiation of a proxy contest. The Proxy Voting Committee consists of independent directors Messrs. Barbarosh, Pflueger and Razin. At the annual meeting, the Proxy Voting Committee will instruct the inspector of election to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it will allocate votes and expects to make this determination at the annual meeting.

On June 21, 2012, the majority of our Board voted not to renominate Mr. Hussein and Dr. Brennan. Our Board has approved the nomination of eight directors, including a new experienced, independent candidate. In proposing these eight nominees, the Board recognizes that because Mr. Hussein currently holds approximately 15.7% of our common stock and because we expect him to cumulate his votes, Mr. Hussein will likely be able to secure at least one seat on our Board. Nevertheless, in conducting its review and analysis, taking into account his behavior and actions as a member of the Board, the majority of the Board felt that it could not reasonably support Mr. Hussein’s renomination. Furthermore, Dr. Brennan has informed certain members of our Board that because he was first elected to the Board as part of Mr. Hussein’s 2008 proxy contest, he has consented to be a part of Mr. Hussein’s current competing slate based on personal loyalty to Mr. Hussein. The majority of the Board believes that Dr. Brennan’s participation in the competing slate indicates that he does not share its consensus view as to how to serve the best interests of the shareholders, and therefore the Board also determined not to support Dr. Brennan’s continuation on our Board. Your Board recommends a vote FOR each of the directors named in this proxy statement and listed on the WHITE proxy card.

Hussein’s Recent SEC Filings.

On June 18, 2012, Mr. Hussein filed an amended Schedule 13D and Schedule 14A announcing himself and six other individuals as an alternative slate of seven directors (the “Hussein Nominees”). On June 27, 2012 Mr. Hussein filed a preliminary proxy statement proposing the Hussein Nominees for election as directors in opposition to our nominees. This preliminary proxy statement indicated that Mr. Hussein intends to cumulate his votes obtained through the solicitation at the annual meeting. In his preliminary proxy statement, Mr. Hussein raises a number of governance issues. The majority of the Board disagrees with Mr. Hussein’s description of these matters. Mr. Hussein also outlines his proposed strategic plans for the Company, which in many respects are consistent with the Company’s strategic plan.

Our Board believes that the Company’s strategic plan is working and is the best plan to promote growth and protect shareholder value. We believe that our director nominees have the integrity, industry knowledge, experience and commitment necessary to execute our strategic plan and continue to deliver value to our shareholders. By contrast, the Board believes that Mr. Hussein has not been an active participant in strategic planning as a member of our Board, and believes that Mr. Hussein is ill-equipped to lead our Company. The Company makes no assertion that Mr. Hussein’s past actions as a director reflect on the nominees proposed by Mr. Hussein. However, based on the biographical details provided in Mr. Hussein’s proxy statement, the Board believes that the majority of directors proposed by Mr. Hussein’s nominees (not including Mr. Cline and Dr. Brennan) lack the knowledge of the health care information technology industry and the experience with our Company needed to guide the Company’s strategic plan. Our Board therefore recommends a vote AGAINST the Hussein Nominees.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED BELOW AND LISTED ON THE PROXY CARD.

Steven T. Plochocki, age 60, is a director and has been our Chief Executive Office since August 16, 2008 and our President since January 25, 2012. From February 2007 to May 2008, he served as Chairman and Chief Executive Officer of Omniflight Helicopter, Inc., a Dallas-based air medical services company. From October 2006 to February 2007, Mr. Plochocki was a private healthcare investor. He previously served as Chief Executive Officer and Director of Trinity Hospice, a national hospice provider from October 2004 through October 2006. Prior to joining Trinity Hospice, he was Chief Executive Officer of InSight, a national provider of diagnostic imaging services from November 1999 to August 2004. He was Chief Executive Officer of Centratex Support Services, Inc., a support services company for the healthcare industry and had previously held other senior level positions with healthcare industry firms. He holds a B.A. in Journalism and Public Relations from Wayne State University and a Master’s degree in Business Management from Central Michigan University. Mr. Plochocki has been a director of our company since 2004. Mr. Plochocki’s position as our Chief Executive Officer, as well as his prior executive experience with other companies, provides our Board with the perspective of a person with significant executive management experience.

Craig A. Barbarosh, age 44, is a director. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP and was previously a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Barbarosh is a nationally recognized restructuring expert. He has served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh is a member of the firm’s Board and management team. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007) and Financial Analysis for Business Evaluation (2010). Mr. Barbarosh is also a frequent speaker and author on restructuring and governance topics. Mr. Barbarosh has been a director of our company since September 2009. Mr. Barbarosh, as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on similar transactions facing our company. Mr. Barbarosh is also a director of Sabra Health Care REIT, Inc. (NASDAQ: SBRA), where he is the Chair of the Audit Committee and a member of the Compensation Committee.

George H. Bristol, age 63, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor. From August 2006 until March 2010 he served as Managing Director — Corporate Finance of Crowell Weedon & Co. Prior to August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion from November 2002. Prior to Vantis, he was an investment banker with several firms including

Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School. Mr. Bristol has been a director of our company since 2008. Mr. Bristol’s experience at Janas, Vantis and his various corporate finance positions provides our Board with insight from someone with direct responsibility for strategic and transactional financial matters.

Mark H. Davis, 51, is a Managing Director at B. Riley & Co, LLC, an investment firm specializing in research, sales and trading and corporate finance. From October 2010 to February 2012, Mr. Davis was Head of Technology Investment Banking at Cantor Fitzgerald. From March 2009 to February 2010, Mr. Davis was a Managing Director at Macquarie Capital, an Australian Merchant and Investment Banking firm. From 2004 to 2009, Mr. Davis was a Managing Director at Citigroup, a diversified financial institution, focused on providing strategic and financial advice to a broad range of information technology companies and was head of its Data Infrastructure sector. Earlier in his career, Mr. Davis also held Director and Vice President positions at Citigroup, and served as a certified public accountant for Price Waterhouse where he was an Audit Senior. Mr. Davis earned a Master’s of Business Administration from the Wharton School of the University Of Pennsylvania, where he graduated with distinction and graduated Summa Cum Laude from the University of Maryland with a Bachelor of Science in Accounting. Mr. Davis’s more than 20 years’ experience advising and financing technology - related companies including software, cloud infrastructure and information technology firms provides the Board with insights into the rapid changes in technology including software as a service, implications of the cloud and other areas important to the Company’s strategy. In addition, his background in Public Accounting provides the Board with insights into financial reporting and internal controls.

D. Russell Pflueger, age 48, is a director. Mr. Pflueger is an investor and serial entrepreneur with over 25 years in healthcare and over 30 issued patents. His background includes R&D and sales positions at organizations including the National Institutes of Health, Pfizer, Baxter Healthcare, and Beech Street. He also helped form, manage, and sell a major medical practice and surgery centers. He was a semi-finalist for the Ernst & Young Orange County Entrepreneur of the Year award in 1999. In 2002, Russell sold Pain Concepts, Inc., a minimally invasive spinal device company he founded to Stryker, Inc. (SYK:NYSE) for a publicly reported $42.5 million. He is the founder of Quiescence Medical, Inc., a medical device development company working on novel approaches to the treatment of sleep apnea, and has served as its Chairman and Chief Executive Officer since its inception in 2002. Mr. Pflueger is an active investor in many public and private companies and also various real estate interests. He played collegiate basketball and golf, holds a Chemical Engineering degree from Texas A&M University, and a Master of Business Administration degree with top honors from the University of California at Irvine. Mr. Pflueger has been a director of our company since 2006. Mr. Pflueger brings to our Board experience in the healthcare industry as an entrepreneur and corporate and government employee, as well as his diverse work-related experiences in research and development, sales and executive management.

Sheldon Razin, age 74, is a director. He is the founder of our company and has served as our Chairman of the Board since our incorporation in 1974. Throughout his tenure as our Chairman, Mr. Razin has received several awards recognizing his service and contributions as a director. Most recently, Mr. Razin was honored in 2011 as a Director of the Year in Orange County’s 16th Annual Forum for Corporate Directors Awards. Mr. Razin’s past honors include: winner in the Software Category of TechAmerica’s 52nd Annual Innovator Awards in 2010, the Chairman of the Year in the 2009 American Business Awards, the 2009 Ernst & Young Entrepreneur of the Year in the Healthcare Category for Orange County and the Excellence in Entrepreneurship Award from the Orange County Business Journal in 2009. Mr. Razin also served as our Chief Executive Officer from 1974 until April 2000. Since our incorporation until April 2000, he also served as our President, except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as our Treasurer from our incorporation until October 1982. Prior to founding our company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of our predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin, as our founder, brings valuable knowledge to our Board regarding our history, operations, technology and marketplace.

Lance E. Rosenzweig, age 49, is a director. Mr. Rosenzweig is founder and chief executive officer of 24/7 Card, a provider of pre-paid debit and remit cards. Prior to founding 24/7 Card in 2010, Mr. Rosenzweig founded and served as chairman of the board of PeopleSupport, Inc., a business process outsourcing company with operations in the Philippines and Costa Rica, since its inception in 1998. He also served as PeopleSupport’s chief executive officer from March 2002 until the company’s sale in 2008. From 1993 to 1997, Mr. Rosenzweig was a founder, chairman of the board and president of Newcastle Group, a privately held plastics manufacturing company. He was also a founder of Unisite, a privately held wireless cell site management company. Prior to 1993, Mr. Rosenzweig was a divisional vice president at GE Capital; a vice president in the investment banking group of Dean Witter (now Morgan Stanley); a vice president in the investment banking group of Capel Court Pacific, an Australian investment banking firm; and a corporate planning manager of Jefferson Smurfit Group, a multinational packaging company. Mr. Rosenzweig has a Master’s degree in business administration from Northwestern University’s Kellogg School of Management and a Bachelor of Science degree in industrial engineering, with Tau Beta Pi honors, from Northwestern University.

Maureen A. Spivack, age 55, is a director. Ms. Spivack has over 20 years of investment banking experience in executing strategic and financial transactions for health care companies. Ms. Spivack is a Managing Director at the Healthcare Advisory Firm, Locust Walk Securities. She joined Locust Walk after 3.5 years as a Managing Director in the health care group of Morgan Keegan & Co. Prior to joining Morgan Keegan in 2008, Ms. Spivack served as a Managing Director in the Global Healthcare Group of UBS Investment Bank from 2006 until June 2008. From 1998 to 2006, Ms. Spivack was a Managing Director and head of Strategic Advisory Services for Health Care at Merrill Lynch & Co. Prior to joining Merrill Lynch Health Care Group, Ms. Spivack was a Partner at Ernst & Young, where she managed the National Healthcare Corporate Finance practice for 10 years. Ms. Spivack has an MBA from The Wharton School and an MSN from the University of Pennsylvania. Ms. Spivack’s 20 years of experience executing strategic and financial transactions for publicly traded, privately held and not-for-profit healthcare companies, including hospitals and physician groups, provides significant insights and experience to our Board in these areas.

NON-DIRECTOR EXECUTIVE OFFICERS

Scott Decker, age 46, was appointed President of NextGen Healthcare in November 2009. Prior to this, Mr. Decker served as Senior Vice President, Marketing and Product Management of NextGen Healthcare from October 2007 to November 2009. From July 1999 to September 2007, Mr. Decker was Chief Executive Officer and President of Healthvision, Inc., a healthcare information technology company.

Paul A. Holt, age 46, was appointed our Chief Financial Officer in November 2000. Mr. Holt served as our Controller from January 2000 to May 2000 and was appointed interim Chief Financial Officer in May 2000. Prior to joining us, Mr. Holt was the Controller of Sierra Alloys Co., Inc., a titanium metal manufacturing company, from August 1999 to December 1999. From May 1997 to July 1999, he was Controller of Refrigeration Supplies Distributor, a wholesale distributor and manufacturer of refrigeration supplies and heating controls. From March 1995 to April 1997 he was Assistant Controller of Refrigeration Supplies Distributor. Mr. Holt was a Certified Public Accountant at McGladrey & Pullen and holds an M.B.A. from the University of Southern California and a B.A. in Economics from the University of California, Irvine.

Donn E. Neufeld, age 55, was appointed our Executive Vice President of EDI and Dental in April 2010. Mr. Neufeld served as our Senior Vice President and General Manager, QSI Division, from April 2008 to April 2010, as our Vice President, Software and Operations, from January 1996 to April 2008 and as our Vice President of Operations from June 1986 until January 1996. From April 1981 until June 1986, Mr. Neufeld held the position of Manager of Customer Support. He joined our company in 1980.

Stephen K. Puckett, age 47, was appointed our Executive Vice President of our Hospital Solutions Division (formerly known as the Inpatient Solutions Division) in January 2011. From June 2009 to January 2011, he served as our Senior Vice President and General Manager of Inpatient Solutions, when our inpatient solution offerings were managed within our NextGen Division. From September 1992 to May 1997, Mr. Puckett was co-founder, President and Chairman of the Board of MicroMed Healthcare Information Systems, Inc., a developer and marketer of practice management systems for medical group practices that we acquired in May 1997. After our acquisition of MicroMed, Mr. Puckett served as an officer of the Company until May 1999. Mr. Puckett began his career at Accenture and later worked in the inpatient sector at Gerber Alley, which became a part of McKesson. Mr. Puckett holds an Industrial Management degree from the Georgia Institute of Technology.

Monte L. Sandler, age 39, was appointed our Executive Vice President of the NextGen RCM Services Division (formerly known as the Practice Solutions Division) in April 2010. Mr. Sandler served as our Vice President of Account Management from May 2008 to April 2010. Prior to joining NextGen Healthcare, Mr. Sandler was a partner and co-founder of Healthcare Strategic Initiatives (“HSI”) from September 1996 to May 2008 when it was acquired by NextGen Healthcare. Prior to HSI, Mr. Sandler was an auditor with KPMG Peat Marwick and is a certified public accountant in Missouri. Mr. Sandler holds a B.S. degree from the Indiana University Kelley School of Business.

James J. Sullivan, age 54, was appointed our Executive Vice President, General Counsel and Secretary in November 2010. Prior to his appointment, Mr. Sullivan was Senior Vice President, General Counsel and Secretary of The TriZetto Group, Inc., a healthcare technology company. Prior to joining The TriZetto Group in July 2001, Mr. Sullivan ran a legal and consulting practice focused on general corporate and securities matters for emerging growth companies from June 2000 to July 2001. From March 1997 to June 2000, Mr. Sullivan was Senior Vice President, General Counsel and Secretary of Long Beach Financial Corporation. Earlier in his career, Mr. Sullivan was a corporate and securities associate with Gibson, Dunn & Crutcher in its Newport Beach, California office. Mr. Sullivan brings more than 25 years of experience as a practicing corporate and securities law attorney, and is also a certified public accountant (inactive status). Mr. Sullivan holds a J.D. from Loyola Law School in Los Angeles, California, and a B.S. in Business Administration from the University of Southern California, Los Angeles, California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date, June 18, 2012, by:

•	each of our directors and director nominees;

•	each of our “named executive officers” identified in the “Summary Compensation Table for Fiscal Year Ended March 31, 2012” contained in this proxy statement;

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 59,342,817 shares of common stock outstanding as of the record date, June 18, 2012.

Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612. Messrs. Barbarosh, Bristol, Pflueger, Plochocki, Razin and Rosenzweig and Ms. Spivack are current directors of our company and are director nominees. Messrs. Hussein and Brennan are current directors but, for reasons described above under the discussion of Proposal No. 1, Election of Directors, were not renominated for election as directors. Mr. Davis, who is not a current director, is a director nominee. Messrs. Plochocki, Holt, Decker, Neufeld and Sandler are our named executive officers.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Sheldon Razin	10,209,010	(1)	17.2%
Ahmed D. Hussein	9,333,700		15.7%
Craig A. Barbarosh	5,542		*
Murray F. Brennan, M.D.	12,500	(2)	*
George H. Bristol	13,250	(3)	*
Mark H. Davis	—		—
D. Russell Pflueger	35,250	(4)	*
Steven T. Plochocki	12,800	(5)	*
Lance Rosenzweig	—		—
Maureen A. Spivack	3,000		*
Scott Decker	32,600	(6)	*
Paul A. Holt	9,900	(7)	*
Donn E. Neufeld	9,464	(8)	*
Monte Sandler	7,534	(9)	*
All directors and executive officers as a group (16 persons)	19,697,650	(11)	33.1%

*	Represents less than 1.0%.
(1)	Includes 27,500 shares underlying options.

(2)	Includes 7,500 shares underlying options.
(3)	Includes 7,500 shares underlying options.
(4)	Includes 27,500 shares underlying options.
(5)	Includes 4,800 shares underlying options.
(6)	Includes 23,600 shares underlying options.
(7)	Includes 2,400 shares underlying options.
(8)	Includes 3,600 shares underlying options.
(9)	Includes 4,634 shares underlying options.
(10)	Includes 120,134 shares underlying options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2012.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation (excluding Securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	988,337	(1)	$32.09	3,262,642	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	988,337	(1)	$32.09	3,262,642	(2)

(1)	Represents 46,488 and 941,849 shares of common stock underlying options outstanding under our 1998 and 2005 Plans, respectively.
(2)	Represents shares of common stock available for issuance under options or awards that may be issued under our 2005 Plan. The material features of these plans are described in Note 12 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2012.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section describes our executive compensation programs for our fiscal year 2012 named executive officers, who were:

•	Steven T. Plochocki — President and Chief Executive Officer (effective January 25, 2012, formerly Chief Executive Officer)

•	Paul A. Holt — Chief Financial Officer

•	Patrick B. Cline — Former President and Chief Strategy Officer (retired on December 1, 2011)

•	Scott Decker — President of NextGen Healthcare Information Systems Division

•	Donn E. Neufeld — Executive Vice President, EDI and Dental Division

•	Monte L. Sandler — Executive Vice President, NextGen RCM Services Division

Changes in Management Team

On December 1, 2011, Mr. Cline, our then President, Chief Strategy Officer and a member of our Board, retired from his positions with the Company. To fill the vacancy created by Mr. Cline’s retirement, the Board appointed Mr. Plochocki, our Chief Executive Officer (“CEO”) to serve as our President and CEO on January 25, 2012. As required under applicable SEC disclosure rules, we have included in our Compensation Discussion and Analysis section a discussion of the compensation paid to Mr. Cline, who would have been included as a named executive officer for fiscal year 2012 on the basis of his fiscal year 2012 compensation had he remained an executive officer of the Company through the end of the fiscal year. For additional information about the terms of Mr. Cline’s retirement, see the section below titled “Retirement of Mr. Cline.”

EXECUTIVE SUMMARY

Quality Systems develops and markets computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services to medical and dental group practices and rural and community hospitals. We compete for executive talent with a broad range of companies that are leaders in the healthcare and software industries. We believe that our compensation program:

•	aligns management’s interests with the interests of our shareholders;

•	rewards strong Company financial performance;

•	provides responsible and balanced incentives;

•	allows us to attract and retain strong executive leadership; and

•	is mindful of the concerns of our shareholders and good corporate governance practices.

Strong Shareholder Support for our Compensation Decisions

At our 2011 annual meeting, our shareholders approved the compensation of our fiscal year 2011 named executive officers and our Fiscal Year 2012 Incentive Program with over a 99% approval rating. In light of this overwhelming support, the Company’s continued strong performance and the continuing success of our compensation programs, the Compensation Committee made no significant changes to the overall design of our compensation program for fiscal year 2013. However, the Compensation Committee has incorporated new performance measures into our compensation framework to provide better incentives and more accountability for our executive officers who head operating divisions. The Compensation Committee will continue to evaluate our compensation program to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

Pay-For-Performance

We believe a significant portion of our executives’ compensation should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of our executives’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.

Our Performance Measures

Under our Fiscal Year 2012 Incentive Program, our executives are awarded cash and equity incentives based on (i) the percentage of increase, if any, of the Company’s consolidated revenues reported for the fiscal year over the Company’s consolidated revenues reported for the previous fiscal year (“Consolidated Revenue Growth”) and (ii) the percentage of increase, if any, of the Company’s fully diluted earnings per share reported for the fiscal year over the Company’s fully diluted earnings per share reported for the previous fiscal year (“EPS Growth”).

Under our Fiscal Year 2013 Incentive Program, Messrs. Plochocki and Holt will continue to be awarded cash and equity incentives based on the Consolidated Revenue Growth and EPS Growth for fiscal year 2013. Each of our named executive officers that head one of the Company’s operating divisions (Messrs. Decker, Neufeld and Sandler) will be awarded cash and equity incentives based on the Consolidated Revenue Growth and EPS Growth for fiscal year 2013, as well as (i) the percentage of increase, if any, of their division’s revenues for the 2013 fiscal year over such division’s revenues for the previous fiscal year (“Divisional Revenue Growth”) and (ii) the percentage of increase, if any, of their division’s operating income for the 2013 fiscal year over such division’s operating income for the previous year (“Divisional Operating Income Growth”).

All revenues and expenses associated with acquisitions made during the fiscal year are not included in the calculation of any of the performance measures.

Our Fiscal Year 2012 Performance and How our Performance is Linked to Pay

Fiscal year 2012 was a strong year for Quality Systems, financially and operationally. As shown in the table below, we have continued our pattern of financial growth and increased shareholder return.

in millions, except per share data (1)	2009	2010	2011	2012
Reported consolidated revenue	$245.5	$291.8	$353.4	$429.8
Net Income	$46.1	$48.4	$61.6	$75.7
Fully diluted earnings per share	$0.81	$0.84	$1.06	$1.28
Dividends
Total dividends paid	$30.8	$34.3	$34.7	$41.0
Total dividends paid per share	$0.58	$0.60	$0.63	$0.70
Cash and marketable securities at March 31	$70.2	$91.8	$117.7	$139.4

(1)	Per share amounts have been restated for all applicable periods to reflect the two-for-one stock split of our common stock, effective October 26, 2011.

Notably, our reported revenue increased 22%, our net income increased 23% and our fully diluted earnings per share (“EPS”) increased 21% from fiscal year 2011.

Under our Fiscal Year 2012 Incentive Program, cash bonuses payable to our named executive officers were between 0% and 50% of their respective annual base salaries, and equity incentives payable to our named executive officers were between zero (-0-) and 50,000 stock options. The payment of these incentive awards was based on the Company’s attainment of pre-established financial performance goals. In fiscal year 2012 (excluding acquisitions made during the fiscal year), the Company achieved Consolidated Revenue Growth of 19.6%, or 50% of the Consolidated Revenue Growth target, and EPS Growth of 20.8%, or 60% of the EPS Growth target. Based on this Company performance, the cash bonus payout to each of our named executive officers was, on average, 27.5% of their respective base salaries, or 55% of the potential cash bonus amount. The number of stock options granted to each of our named executive officers was, on average, 18,700 options, or 55% of the potential grant amount. This incentive compensation summary does not include payments made to Mr. Cline, who was eligible for certain payments in connection with his retirement. Detailed information about these payments and the terms of Mr. Cline’s retirement are presented in the “Compensation Details” below.

Use of Long-Term Equity Incentives

We believe that the use of equity-based incentives in the form of stock option grants that vest in five equal, annual installments help to align the interests of our executives with those of our long-term shareholders by encouraging long-term performance. Accordingly, equity is a key component of our executive compensation program, with equity awards comprising about 25% of the value of the compensation paid to our named executive officers in fiscal year 2012. Since stock options do not deliver any value or return to the holder unless there is appreciation in the Company’s stock price, these options serve to align our executives’ interests with shareholders’ interests. Furthermore, the extended multi-year vesting schedule creates incentives for our executives to sustain performance over the long term, and encourages retention.

Market Competitiveness

The Compensation Committee evaluates the overall competitiveness of our compensation program annually to ensure we are able to attract and retain superior executive talent. The Compensation Committee has, from time to time, consulted publicly available compensation data and engaged independent compensation consultants to compile peer-group compensation data. Reference to such data has generally demonstrated that our named executive officers are compensated at levels which the Compensation Committee deems fair and generally competitive in light of our current market position. The Compensation Committee recognizes that the target compensation for some of our named executive officers has been below the median for various peer groups, and, from time to time, will approve increases in compensation to maintain our competitiveness for executive talent as necessary. For fiscal years 2012 and 2013, the Compensation Committee approved increases in the annual base salaries of our named executive officers as further described in “Compensation Details” below.

Good Corporate Governance Standards

We are committed to adopting and maintaining good corporate governance standards with respect to our compensation programs, procedures and practices. As such, our Company’s and Compensation Committee’s practices include the following:

•

Restrained use of employment agreements or severance arrangements. Only Mr. Plochocki has an employment agreement that provides for certain payments upon his termination of employment or a change in control of the Company. We do not have any contracts, agreements, plans or other arrangements with any of our other named executive officers that would provide for payments in connection with any termination of employment, change in control or change in responsibilities. The change in control arrangement in Mr. Plochocki’s employment agreement has a double trigger, and there are no excise tax gross-ups on any change of control severance payments that may be made.

•

No Perquisites; No Tax Gross-Ups. We do not provide any meaningful perquisites to our named executive officers. Accordingly, we do not provide tax gross-ups to our named executive officers in connection with perquisites or benefits.

•	Independent Compensation Committee. Our Compensation Committee designs and administers our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.

•

Executive Stock Ownership Policy. We have an executive stock ownership policy designed to align our executives’ long-term interests with those of our shareholders and to discourage excessive risk taking.

•

Executive Compensation Recovery Policy. All incentive compensation awarded to our executives may be recovered in the event of a financial restatement or intentional misconduct by the executive. The Compensation Committee will re-evaluate and, if necessary, revise the Company’s executive compensation recovery policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the rules implementing the compensation recovery requirements have been finalized by the SEC.

•

Annual Say-on-Pay Advisory Vote. In an effort to be responsive to our shareholders and to continue its commitment to strong corporate governance, our Board has determined to hold an annual Say-on-Pay advisory vote.

•

Performance Goals. A material portion of our executives’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals. These goals are tied directly to the Company’s measurable performance and designed to align the interests of our executives with those of our shareholders.

COMPENSATION DETAILS

Compensation Objectives and Components

This section discusses the principles underlying executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by executive officers and places in perspective the data presented in the tables and narratives that follow.

The Compensation Committee regularly assesses the Company’s compensation philosophy as well as target and actual compensation. The Compensation Committee is comprised solely of independent directors and has responsibility for establishing the Company’s compensation program and, until recently, making recommendations to the Board concerning compensation matters for our executive officers and directors. The Compensation Committee attempts to create compensation paid to our named executive officers, other officers and outside directors that is fair, reasonable, performance based and competitive. Our executive compensation program is designed to reward achievement of specific performance goals, including continuous Company growth and increased shareholder value. By rewarding strong management performance in the achievement of these established goals, our executive compensation program helps to ensure that management’s interests are aligned with our shareholders’ and customers’ interests, with the ultimate objective of improving long-term shareholder value and customer satisfaction. To that end, our Compensation Committee designs compensation packages for our executives that include equity-based compensation as a key component. Our Compensation Committee believes that this use of equity-based compensation serves to further align the interests of our executives with those of our long-term shareholders by encouraging long-term performance. Our Compensation Committee also strives to enable us to recruit, retain and develop superior executive talent that is critical to our success by creating compensation opportunities that are competitive relative to the compensation paid to similarly situated executives.

Prior to May 2011, the Compensation Committee reviewed and made recommendations to the Board for approval regarding annual base salaries; incentive bonuses, including specific goals and amounts; equity compensation; employment agreements, severance arrangements, and change-in-control agreements/provisions; and any other benefits or compensation for named executive officers. The independent members of the Board would then meet either by means of a committee of independent directors or in executive sessions, to consider and act upon the recommendations of the Compensation Committee and other compensation matters involving our executive officers. In May 2011, the Board amended the Compensation Committee charter giving the Compensation Committee authority to approve all forms of compensation to our executive officers.

The Compensation Committee meets following the end of the fiscal year without any members of management present to deliberate on and approve executive officer bonuses for the prior fiscal year and finalize the compensation plan for the next fiscal year. During the process, the Compensation Committee reviews self-assessments of the executive officers and independently assesses the performance of each of the named executive officers.

The Compensation Committee assesses our Company-wide compensation structure, programs and practices to help ensure that our compensation programs do not incentivize excessive risk taking. The Compensation Committee believes that the balance of cash and equity compensation and the performance measures are effective and do not encourage excessive risk taking.

The Compensation Committee has, from time to time, engaged independent compensation consultants to advise it on matters of Board and executive compensation. Most recently, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc. to provide compensation consulting services in connection with establishing the compensation program for our named executive officers for the fiscal year ended March 31, 2012. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also subscribes to Equilar, Inc. Insight and reviews publicly available compensation data from time to time as part of its Board and executive compensation decisions.

Key components of the executive compensation program for fiscal year 2012 were base salary, and cash and equity incentive programs. The Compensation Committee views the various components of compensation as related, but distinct, and believes that a significant percentage of total compensation should be allocated to performance incentives. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on performance, internal equity, stability and other considerations the Compensation Committee deems relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

The Compensation Committee provides named executive officers with base salaries to compensate them for services rendered during the fiscal year. The use of base salaries provides stable compensation to executives, allows us to attract high caliber executive talent and provides a base upon which executives may be rewarded for individual performance. Base salaries for named executive officers are determined based on positions and responsibilities using available market data and considering individual performance, company-wide performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual. Base salaries are intended to be set at levels that, in combination with other forms of compensation, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive.

Fiscal Year 2012 Incentive Program Terms

On May 25, 2011, our Compensation Committee approved the Fiscal Year 2012 Incentive Program for our named executive officers for the fiscal year ended March 31, 2012. The compensation program included base salaries and both cash and equity incentive compensation components. Our Compensation Committee structured Consolidated Revenue Growth and EPS Growth targets to require the named executive officers to exert increasingly greater efforts in order to earn increasingly higher potential cash and equity incentive compensation.

Base Compensation

Cash salary levels for our named executive officers were set as follows:

•	Steven T. Plochocki - $550,000, effective August 16, 2011;

•	Paul A. Holt - $330,000 (an increase from $310,000), effective July 23, 2011;

•	Patrick B. Cline - $850,000 (an increase from $800,000), effective April 1, 2011;

•	Scott Decker - $371,000, effective November 24, 2011;

•	Donn E. Neufeld - $300,000 (an increase from $280,000), effective June 1, 2011; and

•	Monte L. Sandler - $290,000, effective March 16, 2011.

The Compensation Committee determines base salaries for our named executive officers after reviewing a variety of factors. The weight given to each of these factors can vary from period to period and from individual to individual. The Compensation Committee does not allocate specific, predetermined weighting to the individual factors.

When evaluating the future contribution potential of a named executive officer, the Compensation Committee considers, as particularly meaningful, the officer’s proven, historic contributions to our EPS and revenue, particularly in light of the highly competitive industry in which we operate. Significant weight also is given to the named executive officer’s anticipated contributions to our future growth and profitability. To a lesser extent, the Compensation Committee takes note on an informal basis of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensatory practices in a peer group of similarly sized healthcare IT and business software companies. The composition of this peer group is based on revenue, market capitalization, number of employees and other available data. For fiscal year 2012, this peer group (“Peer Group”) included the following companies:

•	SXC Health Solutions, Inc.

•	Micros Systems, Inc.

•	Quest Software, Inc.

•	Informatica, Inc.

•	MicroStrategy, Inc.

•	ACI Worldwide, Inc.

•	Ariba, Inc.

•	Fortinet, Inc.

•	Concur Technologies, Inc.

•	Commvault Systems, Inc.

•	Netscout Systems, Inc.

•	Advent Software, Inc.

•	Aspen Technology, Inc.

•	Computer Programs & Systems, Inc.

•	Athenahealth, Inc.

•	Medassets, Inc.

•	Allscripts Healthcare Solutions, Inc.

However, it was not the Compensation Committee’s or Board’s position to place significant weight on this comparative metric or to position our named executive officers at a particular percentile relative to a given peer group or index. Instead, reference to this group generally demonstrated the named executive officers to be at levels which the Compensation Committee deemed fair and generally competitive in light of our current market position. The Compensation Committee also considered and gave some weight to more subjective evaluations and input from other Board members and our executives reflecting upon the quality of each named executive officer’s performance.

Cash Incentive Bonus

The following table sets forth the potential cash incentive bonus payable to each of our named executive officers under the Fiscal Year 2012 Incentive Program:

Named Executive Officer	Potential Cash Bonus %	Potential Cash Bonus Dollar Amount
Steve T. Plochocki	50% of Salary	$275,000
Paul A. Holt	50% of Salary	165,000
Patrick B. Cline	100% of Salary	850,000
Scott Decker	50% of Salary	185,500
Donn E. Neufeld	50% of Salary	150,000
Monte L. Sandler	50% of Salary	145,000

For all named executive officers, except Mr. Cline, the cash incentive bonus was based on two components: Consolidated Revenue Growth and EPS Growth. 50% of the potential cash incentive bonus was based on Consolidated Revenue Growth for fiscal year 2012, determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

The remaining 50% of the potential cash incentive bonus was based on EPS Growth for fiscal year 2012, determined as follows:

EPS Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

Under the Fiscal Year 2012 Incentive Program, the percentage shown in the right hand columns would be awarded when the stated level is reached as a step function. Full percentage Consolidated Revenue Growth and EPS Growth must be achieved to reach each bonus level. The amount of cash bonus granted was based on the same percentage earned according to an average of the Consolidated Revenue Growth and EPS Growth criteria above. For example, for Scott Decker, 25% Consolidated Revenue Growth with 20% EPS Growth would result in an award of $129,850, calculated as follows: (80% + 60%) / 2 = 70% of $185,500 (50% of his $371,000 salary).

For Mr. Cline, 50% of the potential cash bonus was based on the Consolidated Revenue Growth for fiscal year 2012, determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
2.5% to 12.5%	33.33%
12.5% to 25.0%	33.33% to 100%

The remaining 50% of the potential cash bonus for Mr. Cline was based on the EPS Growth for fiscal year 2012, determined as follows:

EPS Growth	% of Criteria Amount
2.5% to 12.5%	33.33%
12.5% to 25.0%	33.33% to 100%

Under the Fiscal Year 2012 Incentive Program, Mr. Cline’s cash bonus potential for Consolidated Revenue Growth and EPS Growth of 12.5% or more scaled proportionately as Consolidated Revenue Growth and EPS Growth increased between 12.5% and 25%, with 100% of the potential cash incentive bonus earned if Consolidated Revenue Growth or EPS Growth equaled or exceeded 25%. The percentage shown in the right hand column was awarded based on the level reached and pursuant to Mr. Cline’s Retirement Agreement. Mr. Cline was entitled to 33.33% of his potential bonus if Consolidated Revenue Growth or EPS Growth was between 2.5% and 12.5%.

Equity Incentive Bonus

The equity incentive bonus component of the Fiscal Year 2012 Incentive Program provided that our named executive officers were eligible to receive an aggregate of up to 260,000 options to purchase the Company’s common stock based on the Company meeting certain Consolidated Revenue Growth and EPS Growth targets during the fiscal year as follows:

Named Executive Officer	Number of Options
Steve T. Plochocki	50,000
Paul A. Holt	30,000
Patrick B. Cline	90,000
Scott Decker	30,000
Donn E. Neufeld	30,000
Monte L. Sandler	30,000

For all named executive officers, except Mr. Cline, 50% of the potential equity incentive bonus was based on the Consolidated Revenue Growth for fiscal year 2012, determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

The remaining 50% of the potential equity incentive bonus was based on the EPS Growth for fiscal year 2012, determined as follows:

EPS Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

As with the cash incentive bonus, the percentage shown in the right hand columns would be awarded when the stated level is reached as a step function.

For Mr. Cline, 100% of the potential equity bonus was based on EPS Growth for fiscal year 2012, determined as follows:

EPS Growth	% of Criteria Amount
2.5% to 12.5%	33.33%
12.5% to 25.0%	33.33% to 100%

The equity bonus potential for EPS Growth of 12.5% or more scaled proportionately as EPS Growth increases between 12.5% and 25%, with 100% of the potential equity incentive bonus earned if our EPS Growth equaled or exceeded 25%. Mr. Cline was entitled to 33.33% of the bonus potential if EPS Growth was between 2.5% and 12.5%.

General Terms For the Fiscal Year 2012 Incentive Program

The following terms applied to all executives that participated in the Fiscal Year 2012 Incentive Program:

•	For purposes of calculating cash and equity incentive bonuses for all named executive officers, revenue and expenses attributable to companies acquired by us during the 2012 fiscal year was excluded.

•	Executive must be in good standing as a full time employee at least two weeks beyond the release of our fiscal year 2012 results.

•	Executive is not allowed to be compensated for work outside of his or her work for us without the prior written approval of our Board.

•	Executive must sign an updated and revised confidential information/non-compete agreement.

•

Payment of cash and equity incentive compensation is to be approved by the Compensation Committee based on audited financial statements. The Compensation Committee’s determination regarding cash and equity incentive compensation will be final.

•

Options shall be granted under one of our shareholder approved option plans and subject to the terms of our standard stock option agreement. The option exercise price for all options granted under the Fiscal Year 2012 Incentive Program will be the closing price of our common stock on the applicable grant date. The options shall vest in five equal, annual installments commencing one year after the applicable grant date and will expire eight years after their grant.

Fiscal Year 2012 Incentive Program Payouts

For purposes of the Fiscal Year 2012 Incentive Program, Consolidated Revenue Growth and EPS Growth was 19.6% and 20.8%, respectively, based on revenue and EPS of approximately $422.8 million and $1.28, respectively, for fiscal year 2012 compared to revenue and EPS of approximately $353.4 million and $1.06, respectively, for fiscal year 2011. Revenue and EPS for fiscal year 2012 included $7.1 million and zero (-0-), respectively, from three companies acquired between April 29, 2011 and November 14, 2011. The companies acquired include CQI Solutions, Inc., IntraNexus, Inc. and ViaTrack Systems.

On May 23, 2012, based on our results for the 2012 fiscal year, our Compensation Committee authorized the award of the following cash and equity incentive payments under the Fiscal Year 2012 Incentive Program:

Cash and Equity Bonus Determinations under the Fiscal Year 2012 Incentive Program

Name	Potential Cash Bonus	Cash Bonus Earned	Potential Equity Bonus	Equity Bonus Earned
Steven T. Plochocki	$275,000	$151,250	50,000	27,500
Paul A. Holt	165,000	90,750	30,000	16,500
Patrick B. Cline (1)	850,000	415,537	90,000	—
Scott Decker	185,500	102,025	30,000	16,500
Donn E. Neufeld	150,000	82,500	30,000	16,500
Monte Sandler	145,000	79,750	30,000	16,500

(1)	Pursuant to the Retirement Agreement, Mr. Cline received two-thirds of the cash bonus amount the Company would have paid to Mr. Cline under the Fiscal Year 2012 Incentive Program if Mr. Cline had been employed by the Company through the bonus eligibility date.

Retirement of Mr. Cline

On July 27, 2011, Mr. Cline, our then President, Chief Strategy Officer and a member of our Board, notified the Company that he intended to retire from his positions with the Company later that calender year. On July 29, 2011, the Company and Mr. Cline entered into a Separation Agreement and General Release of All Claims (“Retirement Agreement”) concerning Mr. Cline’s upcoming retirement. Under the terms of the Retirement Agreement, Mr. Cline continued to serve the Company in his then current positions until December 1, 2011. Upon his retirement on December 1, 2011, Mr. Cline was paid (i) all unpaid base salary, together with any accrued but unused vacation pay, less state and federal taxes and other required withholdings, from the last regular pay period of the Company through his date of retirement and (ii) a pro-rata bonus payment (the “Pro-Rata Bonus Payment”) equal to two-thirds of the cash bonus amount the Company would have paid to Mr. Cline under the Company’s Fiscal Year 2012 Incentive Program if Mr. Cline had been employed by the Company through the Fiscal Year 2012 Incentive Program’s bonus eligibility date. The Pro-Rata Bonus Payment is being paid on the same terms and at the same time the named executive officers of the Company are paid their cash bonus payments, if any, under the Fiscal Year 2012 Incentive Program. As consideration for the Pro-Rata Bonus Payment, Mr. Cline provided the Company and its affiliates with a general release of claims, subject to certain statutory exceptions set forth in the Retirement Agreement.

Fiscal Year 2013 Incentive Program Terms

Salary levels are typically considered annually as part of our Compensation Committee’s performance review process. Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on May 23, 2012, our Compensation Committee approved the Fiscal Year 2013 Incentive Program for our named executive officers for the fiscal year ending March 31, 2013. The compensation program includes base salaries and both cash and equity incentive compensation components. The incentive compensation components for Messrs. Plochocki and Holt will continue to be based on Consolidated Revenue Growth and EPS Growth for fiscal year 2013. Each of the named executive officers that head one of the Company’s operating divisions (Messrs. Decker, Neufeld and Sandler) will be awarded cash and equity incentives based on the Consolidated Revenue Growth and EPS Growth for fiscal year 2013, as well as Divisional Revenue Growth and Divisional Operating Income Growth. The change in the performance measures from the Fiscal Year 2012 Incentive Program are designed to create greater incentives for our divisional heads to drive optimal performance in their respective operating divisions while simultaneously creating greater accountability for each of them as leaders of their divisions. The Compensation Committee believes that these new performance measures will serve to more accurately reward and thus encourage the individual performance of each of the divisional heads, which will in turn produce higher quality services and products for our customers and greater value for our shareholders. In designing these new performance measures, the Compensation Committee was careful to balance these divisional performance measures with consolidated Company performance measures. By continuing to maintain Consolidated Revenue Growth and EPS Growth as a component of the performance measures for the divisional heads, the Fiscal Year 2013 Incentive Program will continue to incentivize collaborative and cooperative behavior to further overall growth and long-term value creation for the Company as a whole.

Base Compensation

Future cash salary levels for our named executive officers were set as follows:

•	Steven T. Plochocki - $575,000 (an increase from $550,000), effective August 16, 2012;

•	Paul A. Holt - $345,000 (an increase from $330,000), effective July 23, 2012;

•	Scott Decker - $405,000 (an increase from $371,000), effective November 24, 2012;

•	Donn E. Neufeld – $312,000 (an increase from $300,000), effective June 1, 2012

•	Monte Sandler – $318,000 (an increase from $290,000), effective March 16, 2012

Cash Incentive Bonus

The following table sets forth the potential cash incentive bonus payable to each of our named executive officers under the Fiscal Year 2013 Incentive Program:

Name	Potential Cash Bonus %	Potential Cash Bonus Amount
Steve T. Plochocki	50% of Salary	$285,000
Paul A. Holt	50% of Salary	172,500
Scott Decker	50% of Salary	202,500
Donn E. Neufeld	50% of Salary	156,000
Monte Sandler	50% of Salary	159,000

For Messrs. Plochocki and Holt, 50% of the potential cash incentive bonus is based on the Consolidated Revenue Growth for fiscal year 2013, determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

The remaining 50% of the potential cash incentive bonus is based on the EPS Growth for fiscal year 2013, determined as follows:

EPS Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

For Messrs. Decker, Neufeld and Sandler, (i) 37.5% of the potential cash incentive bonus will be based on Consolidated Revenue Growth for fiscal year 2013; (ii) 37.5% of the potential cash incentive bonus will be based on Consolidated EPS Growth for fiscal year 2013; (iii) 12.5% of the potential cash incentive bonus will be based on Divisional Revenue Growth; and (iv) 12.5% of the potential cash incentive bonus will be based on Divisional Operating Income Growth. The portions of the cash incentive bonus based on Consolidated Revenue Growth and EPS Growth are determined as set forth in the preceding tables. The portions of the cash incentive bonus based on Divisional Revenue Growth will be determined as follows:

Divisional Revenue Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

The portions of the cash incentive bonus based on Divisional Operating Income Growth will be determined as follows:

Divisional Operating Income Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

Under the Fiscal Year 2013 Incentive Program, the percentage shown in the right hand columns will be awarded when the stated level is reached as a step function. Full percentage Consolidated Revenue Growth, EPS Growth, Divisional Revenue Growth and Divisional Operating Income Growth must be achieved to reach each bonus level. The amount of cash bonus granted will be a percentage based on the same percentage earned according to an average of the Consolidated Revenue Growth and EPS Growth criteria above for Messrs. Plochocki and Holt, and an average of the Consolidated Revenue Growth, EPS growth, Divisional Revenue Growth and Divisional Operating Income Growth criteria above, each weighted in accordance with their respective percentages, for Messrs. Decker, Neufeld and Sander.

Equity Incentive Bonus

The equity incentive bonus component of the Fiscal Year 2013 Incentive Program provides that our named executive officers are eligible to receive an aggregate of up to 170,000 options to purchase the Company’s common stock based on us meeting certain increases in revenue and EPS growth during the fiscal year as follows:

Named Executive Officer	Number of Options
Steven T. Plochocki	50,000
Paul A. Holt	30,000
Scott Decker	30,000
Donn E. Neufeld	30,000
Monte Sandler	30,000

For Messrs. Plochocki and Holt, 50% of the potential equity incentive bonus is based on the Consolidated Revenue Growth for fiscal year 2013, determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

The remaining 50% of the potential equity incentive bonus is based on the EPS Growth for fiscal year 2013, determined as follows:

EPS Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

For Messrs. Decker, Neufeld and Sandler, (i) 37.5% of the potential equity incentive bonus will be based on Consolidated Revenue Growth for fiscal year 2013; (ii) 37.5% of the potential equity incentive bonus will be based on Consolidated EPS Growth for fiscal year 2013; (iii) 12.5% of the potential equity incentive bonus will be based on Divisional Revenue Growth; and (iv) 12.5% of the potential equity incentive bonus will be based on

Divisional Operating Income Growth. The portions of the equity incentive bonus based on Consolidated Revenue Growth and EPS Growth are determined as set forth in the preceding tables. The portions of the equity incentive bonus based on Divisional Revenue Growth will be determined as follows:

Divisional Revenue Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

The portions of the equity incentive bonus based on Divisional Operating Income Growth will be determined as follows:

Divisional Operating Income Growth	% of Criteria Amount
10.0%	12.5%
12.5%	25.0%
15.0%	37.5%
17.5%	50.0%
20.0%	60.0%
22.5%	70.0%
25.0%	80.0%
27.5%	90.0%
30.0%	100.0%

As with the cash incentive bonus, the percentage shown in the right hand columns will be awarded when the stated level is reached as a step function.

General Terms For the Fiscal Year 2013 Incentive Program

The following terms will apply to all executives participating in our Fiscal Year 2013 Incentive Program:

•

For purposes of calculating cash and equity incentive bonuses for all named executive officers, revenue and expenses attributable to companies acquired by us during the 2013 fiscal year will be excluded.

•	Executive must be in good standing as a full time employee at least two weeks beyond the release of our fiscal year 2013 results.

•	Executive is not allowed to be compensated for work outside of his or her work for us without the prior written approval of our Board.

•	Executive must sign an updated and revised confidential information/non-compete agreement.

•

Payment of cash and equity incentive compensation is to be approved by the Compensation Committee, based on audited financial statements. The Compensation Committee’s determination regarding cash and equity incentive compensation will be final.

•

Options shall be granted under one of our shareholder approved option plans and subject to the terms of our standard stock option agreement. The option exercise price for all options granted under the Fiscal Year 2013 Incentive Program will be the closing price of our common stock on the applicable grant date. The options shall vest in five equal, annual installments commencing one year after the applicable grant date and will expire eight years after their grant.

Other Benefits

We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. The retirement plans may be amended or discontinued at the discretion of our Board. Matching contributions for the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2012.

We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table for Fiscal Year ended March 31, 2012.

We have a voluntary employee stock purchase plan for the benefit of certain full-time employees. The plan is designed to allow employees to acquire shares of our common stock through automatic payroll deductions. Each eligible employee may authorize the withholding of up to 10% of his/her gross payroll each pay period to be used to purchase shares on the open market by a broker designated by us. In addition, we will match 5% of each employee’s contribution and will pay all brokerage commissions and fees in connection with each purchase. The amount of our company match is discretionary and subject to change. The plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974.

Perquisites and Other Personal Benefits

We do not offer any meaningful perquisites to our named executive officers. Accordingly, we do not pay or reimburse our named executive officers for any taxes relating to perquisites or other benefits.

Option Overhang

In determining the option grants made to our executive officers and our employees, the Compensation Committee and the Board have been committed to maintaining a reasonable option overhang amount, which is defined as the percentage of options and restricted stock outstanding relative to the Company’s outstanding shares of common stock. Our option overhang was 2.4% in fiscal year 2011, 3.0% in fiscal year 2010 and 2.9% in fiscal year 2009. These percentages were well below the mean option overhang percentages of our Peer Group, which were 8.6%, 9.2% and 11.4% for fiscal years 2011, 2010 and 2009, respectively.

Executive Stock Ownership Guidelines

We have an executive stock ownership policy that requires all executives to purchase and retain for the full duration of their tenure as executives, shares of the Company’s common stock with a value equal to no less than 25% of the executive’s annual base salary at the time of purchase. Each executive is expected to satisfy his share purchase requirement within twelve months of becoming an executive officer and may do so through acquisitions on the open market or by option exercises.

We have an insider trading policy that generally prohibits Board members, officers and employees from engaging in short-term or speculative transactions in our Company’s shares, including short sales, publicly traded options, hedging transactions, holding Company shares in a margin account, pledging Company shares as collateral and standing and limit orders.

Clawback Policy for Compensation Recovery

In order to better align our executives’ long-term interests with those of our Company and our shareholders, we have an executive compensation recovery policy that gives the Compensation Committee authority to recover incentive compensation awarded to an executive officer if the result of a performance measure upon which such award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. If the result of a performance measure was considered in determining the award, but the award was not made on a formulaic basis, the Compensation Committee will determine the appropriate amount of the recovery. In addition, the Compensation Committee has the authority to recover incentive compensation if an executive officer engaged in intentional misconduct that contributed to an award of incentive compensation that was greater than would have been awarded in the absence of such misconduct. The Compensation Committee will re-evaluate and, if necessary, revise the Company’s executive compensation recovery policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the rules implementing the compensation recovery requirements have been finalized by the SEC.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation qualifies as performance-based. Our Compensation Committee currently intends that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gains recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee. Also, in certain situations, our Compensation Committee may approve compensation that does not meet deductibility qualifications, in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation

We account for stock-based payments in accordance with Accounting Standard Codification Topic 718, Compensation — Stock Compensation, or ASC 718. For further information regarding ASC 718, refer to Note 2 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2012.

Summary Compensation Table for Fiscal Year Ended March 31, 2012

The following table provides certain summary information concerning the compensation for the fiscal years ended March 31, 2012, 2011 and 2010 for our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers whose total compensation exceeded $100,000 during fiscal year 2012 and who were serving as executive officers at the end of fiscal year 2012 (collectively, the “named executive officers”). No other executive officers that would have otherwise been includable in the table on the basis of total compensation for fiscal year 2012 have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Title	Fiscal Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen- sation ($) (2)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Steven T. Plochocki
Chief Executive	2012		$539,688	$—	$—	$236,748	$151,250	$—	$—	$927,686
Officer and	2011		522,500	—	—	322,476	156,750	—	—	1,001,726
President (5)	2010		504,688	—	—	—	25,000	—	—	529,688
Paul A. Holt
Executive Vice	2012		323,750	—	—	142,049	90,750	4,118	17,113	577,780
President and	2011		303,394	—	—	161,238	93,000	3,481	16,628	577,741
Chief Financial	2010		284,475	—	—	—	50,000	3,345	2,116	339,936
Officer
Patrick B. Cline	2012		708,639	—	—	—	413,667	7,617	133	1,130,056
Former	2011		800,000	—	—	938,244	628,571	—	15,956	2,382,771
President (5) (6)	2010		750,000	—	—	283,605	376,766	5,625	4,229	1,420,225
Scott Decker
President,	2012		357,392	—	—	142,049	102,025	3,521	15,429	620,416
NextGen	2011		350,000	—	—	241,857	105,000	3,500	15,373	715,730
Healthcare (6)	2010		302,881	—	—	493,625	116,325	875	1,949	915,655
Donn E. Neufeld
Executive Vice	2012		296,667	—	—	142,049	82,500	3,757	2,500	527,473
President, EDI	2011		276,667	—	—	241,857	84,000	2,857	2,560	607,941
and Dental	2010		234,375	—	—	—	20,000	2,714	2,463	259,552
Monte Sandler
Executive Vice	2012		290,833	—	—	142,049	79,750	—	2,867	515,499
President,	2011	(7)	—	—	—	—	—	—	—	—
Hospital Solutions	2010	(7)	—	—	—	—	—	—	—	—

(1)	The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 12 to our audited financial statements for the fiscal year ended March 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on May 25, 2012.
(2)	The amount reflected in this column represents the amount earned as incentive in the fiscal year,
(3)	The amount reflected in this column represents our Company’s contribution to Nonqualified Deferred Compensation. Earnings are not included in this column as earnings are not considered above-market or preferential.
(4)	The amount reflected in this column represents our Company’s contributions to the 401(k) plan.
(5)	On January 25, 2012, Mr. Plochocki assumed the position of President vacated by Mr. Cline, in addition to his position as Chief Executive Officer.
(6)

Mr. Cline served as our President and Chief Strategy Officer from November 29, 2010 through December 1, 2011. Prior to his appointment as President, Mr. Cline served as President of NextGen Healthcare since 1996. On November 29, 2010, Mr. Decker assumed the position of President of NextGen Healthcare formerly held by Mr. Cline. For a description of the material terms of Mr. Cline’s Retirement Agreement, see Compensation Discussion and Analysis - Retirement of Mr. Cline.
(7)	No amounts are reported for Mr. Sandler for fiscal year 2011 and 2010 since he was not a named executive officer in those years.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2012

The following table sets forth information regarding plan-based awards granted to our named executive officers during the fiscal year ended March 31, 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Stock Awards: Number of Securities Under- lying Options (#)	Exer- cise or Base Price of Option Awards
Name	Grant Date	Thres- hold ($) (1)	Target ($) (1)	Maximum ($) (2)	Thres- hold ($) (1)	Target ($) (1)	Maximum Option Shares (2)
Steven T. Plochocki	—	—	—	275,000	—	—	50,000	—	—	—
Paul A. Holt	—	—	—	165,000	—	—	30,000	—	—	—
Patrick B. Cline	—	—	—	850,000	—	—	90,000	—	—	—
Scott Decker	—	—	—	185,500	—	—	30,000	—	—	—
Donn E. Neufeld	—	—	—	150,000	—	—	30,000	—	—	—
Monte Sandler	—	—	—	145,000	—	—	30,000	—	—	—

(1)	The actual cash and equity incentive compensation paid is described above under the heading “Compensation Discussion and Analysis - Fiscal Year 2012 Incentive Program Payouts.” The actual cash incentive compensation paid is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. The compensation cost of the options actually awarded under the Fiscal Year 2012 Incentive Program is included in the “Option Awards” column of the Summary Compensation Table above. Information regarding the numbers of shares underlying the options actually awarded under the Fiscal Year 2012 Incentive Program is included in the Outstanding Equity Awards at Fiscal Year End March 31, 2012 table below.
(2)	The amounts set forth in this column reflect the maximum cash or share incentive awards possible under our cash and equity incentive programs for fiscal year 2012.

Base Salary

Base salaries for the named executive officers are described above under the heading “Compensation Discussion and Analysis — Base Compensation.”

Cash and Equity Incentive Programs

Cash and equity incentive program payouts made to the named executive officers are described above under the headings “Compensation Discussion and Analysis — Cash Incentive Bonus” and “Compensation Discussion and Analysis — Equity Incentive Bonus.”

Employment Agreement with Mr. Plochocki

The Company has an employment agreement with Mr. Plochocki effective August 16, 2008 (“Effective Date”) that details the terms of his employment as our Chief Executive Officer. The term of the employment agreement is “at will” and renews annually unless either party elects to terminate it upon 30 days prior written notice or unless terminated pursuant to the terms of the employment agreement. However, the employment agreement contains various termination and change-in-control provisions as described below under “Potential Payments on Termination of Employment or Change-in-Control.”

Pursuant to the employment agreement, on the Effective Date we granted Mr. Plochocki options to purchase up to 100,000 shares of our common stock at an exercise price of $20.04 per share, which options have a five year term and vest in four, equal annual installments commencing one year after the Effective Date.

The employment agreement provides that Mr. Plochocki shall receive three weeks of vacation each year. During fiscal year 2012, Mr. Plochocki was eligible for a cash bonus of up to $275,000 (of which, he received $151,250) and up to 50,000 bonus options (of which, 27,500 were granted) in accordance with, and subject to, the terms of our Fiscal Year 2012 Incentive Program.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2012

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Exercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven T. Plochocki	—	25,000	(1)	—	$20.04	08/18/13	—	—	—	—
	—	24,000	(2)	—	43.03	05/31/19	—	—	—	—
Paul A. Holt	—	12,000	(2)	—	43.03	05/31/19	—	—	—	—
Scott Decker	20,000	30,000	(3)	—	29.75	11/30/17	—	—	—	—
	—	18,000	(2)	—	43.03	05/31/19	—	—	—	—
Donn E. Neufeld	—	18,000	(2)	—	43.03	05/31/19	—	—	—	—
Monte Sandler	—	8,114	(4)	—	16.40	06/13/13	—	—	—	—
	—	12,000	(2)	—	43.03	05/31/19	—	—	—	—

(1)	Option was granted August 18, 2008 and is vesting in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on August 18, 2012.
(2)	Option was granted May 31, 2011 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 31, 2012, May 31, 2013, May 31, 2014, May 31, 2015, and May 31, 2016.
(3)	Option was granted November 30, 2009 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on November 30, 2012, November 30, 2013 and November 30, 2014.
(4)	Option was granted June 13, 2008 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on June 13, 2012.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2012

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2012 for our named executive officers. Value realized on exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven T. Plochocki	92,500	$2,203,980	—	$—
Paul A. Holt	11,000	264,121	—	—
Patrick B. Cline	88,500	1,859,292	—	—
Scott Decker	6,150	167,926	—	—
Donn E. Neufeld	5,200	146,536	—	—
Monte Sandler	8,114	232,831	—	—

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any named executive officer.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2012

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any named executive officer on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Steven T. Plochocki	—	—	—	—	—
Paul A. Holt	81,113	4,118	9,407	—	355,100
Patrick B. Cline	209,581	7,617	16,303	—	680,064
Scott Decker	18,797	3,521	2,271	—	53,559
Donn E. Neufeld	95,167	3,757	—	—	268,491
Monte Sandler	—	—	—	—	—

(1)	No amounts were reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table above, as earnings are not considered above-market or preferential.

Potential Payments Upon Termination of Employment or Change-in-Control

The following discussion and table describe and illustrate potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2012 termination date. The discussion concerning Mr. Plochocki assumes that his written employment agreement with us is still in effect at such time.

Employment Agreement with Mr. Plochocki

•	Termination Without Cause

If, during the term of his employment agreement, we should terminate Mr. Plochocki’s employment without “cause” as may be determined by our Board, then he shall be entitled to receive from us a lump sum payment equal to (i) one year’s base salary as then in effect, payable upon the date of such termination, and (ii) a pro-rated cash bonus equal to that percentage of the fiscal year completed at the date of his termination multiplied by the cash bonus actually earned under our fiscal year compensation plan as filed with the SEC payable to the Chief Executive Officer of our company at the end of such fiscal year, payable upon the date other bonuses are actually paid under the existing compensation plan. As used in his employment agreement, the term “cause” shall mean (i) his willful breach or neglect of the duties and obligations required of him either expressly or impliedly by the terms of the employment agreement (including, but not limited to refusal to execute our standard confidential information agreement); or (ii) his commission of fraud, embezzlement or misappropriation, involving our company whether or not a criminal or civil charge is filed in connection with such action. By way of example, if Mr. Plochocki’s employment had been terminated without cause on March 31, 2012, he would have been entitled to (i) $550,000, representing one year’s base salary; and (ii) a cash bonus of $151,250, representing the actual cash bonus earned under the Fiscal Year 2012 Incentive Plan for the entire fiscal year.

•	Change of Control Provisions.

All 100,000 options granted to Mr. Plochocki upon his signing his employment agreement with us shall immediately vest upon (i) a sale of substantially all of our equity or assets or a merger where the beneficial owners of our equity securities immediately prior to such merger no longer constitute a majority of the beneficial ownership immediately thereafter (a “Sale Transaction”); and (ii) his agreement to be employed by the buyer in such Sale Transaction for a period of not less than one year after the closing date of such transaction. If, upon a Sales Transaction, he is not offered a position with the buyer in such Sales Transaction, Mr. Plochocki shall be paid a lump sum equal to one year’s base salary as then in effect.

The following table summarizes benefits payable to Mr. Plochocki under his employment agreement assuming a termination event or Sale Transaction had occurred on March 31, 2012:

Benefits Payable to Steven T. Plochocki on termination/change of control	Death or Disability	Termination for Cause	Termination Without Cause of For Good Reason	Termination Upon Sale Transaction	Sale Transaction Followed by at Least One Year of Continued Employment
Performance or other bonus earned and unpaid	$—	$—	$275,000	$—	$—
Accelerated vesting of stock options (1)	—	—	—	—	592,250
Lump sum cash payment equal to one year of base compensation	—	—	550,000	—	—

(1)	Represents the aggregate value of the accelerated vesting of unvested stock options based solely on the intrinsic value of the options as of March 31, 2012, calculated by multiplying (a) the difference between the fair market value of our common stock on March 31, 2012 ($43.73) and the applicable exercise price (weighted average exercise price of $20.04) by (b) the assumed number of option shares vesting on an accelerated basis on March 31, 2012.

Arrangements with Other Named Executive Officers

We are not a party to any contracts, agreements, plans or arrangements that would provide payments to Messrs. Holt, Decker, Neufeld or Sandler in connection with any termination of employment, change-in-control, or change in responsibilities.

Stock Option and Award Exercisability

Our Amended and Restated 1998 Stock Option Plan (our “1998 Plan”) provides for the issuance of nonqualified and incentive stock options. Our Second Amended and Restated 2005 Stock Option and Incentive Plan (our “2005 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, and performance units.

Generally, exercisability of options and other awards granted under our option plans terminate following termination of employment as described in the table below. The consequences described in the column relating to the 2005 Plan apply except to the extent that the 2005 Plan, the applicable award agreement or our Board may otherwise provide where permitted by the 2005 Plan.

Reason for Termination of Employment	Exercisability Consequences Under
	1998 Plan	2005 Plan
Voluntary resignation by employee or termination for cause by us	All options terminate immediately.	All unvested awards terminate immediately.
Retirement pursuant to a company retirement policy, if any, that we adopt	All options terminate immediately.	Options and stock appreciation rights remain exercisable (to the extent vested prior to retirement) until the earlier of the expiration of the award term or three years after retirement.
Termination without cause by us	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 30 days after the termination of employment.	Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or three months after the termination of employment.
Disability	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 365 days after the termination of employment.	Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or six months after the termination of employment.

For options granted pursuant to our 1998 Plan, our Board has the discretion to accelerate the vesting of any outstanding options held by our named executive officers and employees if no provision is made for the continuance of those plans and the assumption of options outstanding under those plans if we dissolve or are liquidated, if we are not the surviving entity in a merger, consolidation, acquisition or other reorganization, if we are the subject of a reverse merger in which more than 50% of our voting shares are converted into cash, property or the securities of another entity, or if we sell substantially all of our property or shares to another entity.

Under our 2005 Plan, our Board may exercise discretion at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an award or the termination of employment of a grantee, to amend any outstanding award or award agreement, including an amendment that would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the award agreement, subject to shareholder approval for any amendments involving repricing of awards.

In addition, awards under our 2005 Plan will fully vest in connection with a change in control as defined in our 2005 Plan. Examples of changes in control under our 2005 Plan generally include, with various exceptions detailed in our 2005 Plan: any person becoming the beneficial owner of more than 50% of the combined voting power of our then outstanding securities; the consummation of certain mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that require approval of our shareholders; our shareholders approving a plan of complete liquidation or dissolution of our company; or the consummation of a sale or disposition of all or substantially all of our assets other than a sale or disposition that would result in our voting securities outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of our company or the surviving entity outstanding immediately after the sale or disposition; or in the case of directors, officers or employees who are entitled to the benefits of a change in control agreement or similar provisions within an agreement entered into by us or a related entity that defines or addresses change in control, “change in control” as defined in such agreement.

Our 2005 Plan also provides that if, within two years after the occurrence of a change in control, a termination of employment occurs with respect to any grantee for any reason other than cause, disability, death or retirement, the grantee will be entitled to exercise awards at any time thereafter until the earlier of (i) the date twelve months after the date of termination of employment and (ii) the expiration date in the applicable award agreement.

Director Compensation for Fiscal Year Ended March 31, 2012

On May 25, 2011, our Compensation Committee recommended, and our Board approved, a fiscal year 2012 non-employee Director Compensation Program. Under the program, each director was to be awarded shares of restricted common stock upon election or re-election to the Board. The shares vest 50% on each of the first and second anniversaries of the date of grant and are nontransferable for one year from the date of vesting. Additionally, the Program required that all Board members acquire a minimum of 2,000 shares of our common stock through the investment of their own funds (e.g. open market purchase or option exercise), which minimum amount must be retained as long as they are a director. New directors, and existing directors after the effective date of the Program (August 13, 2009), had nine months in which to acquire such common stock. Board compensation included service as committee members, but additional compensation was payable to the chairmen of committees and of our entire Board. The program did not pay per-meeting fees. In consideration of Mr. Razin’s role as founder and his longstanding service to the Company, the Company established a retired employee classification under its health insurance plans which allowed Mr. Razin and his wife to receive medical, dental and vision coverage under these plans beginning January 1, 2012. Mr. Razin and his wife are required to pay premiums on an after tax basis at the fair market value cost of such coverage and be enrolled in Medicare Parts A and B, which are primarily responsible for any claims. The elements of the 2012 non-employee Director Compensation Program are set forth in the table below.

Director Compensation Program Category of Director (1)	Employee Director (Tier 0)	Independent Director (Tier 1)	Compensation Committee Chairman/ Nominating Committee Chairman (Tier 2)	Audit Committee Chairman/ Chairman of the Board (Tier 3)
Base Compensation	$—	$80,000	$92,500	$100,000
Meeting Fees (2)	—	—	—	—
Committee Membership (3)	—	—	—	—

Total Cash Compensation (4)	$—	$80,000	$92,500	$100,000

Restricted Shares (5)	—	2,000	2,500	2,500

(1)	Pay Tiers: Tier 0 is for directors who are employees. Tier 1 is for independent directors who do not chair our Audit, Compensation or Nominating and Governance Committees and who are not the Chairman of our Board. Tier 2 is for the Chairmen of our Compensation and Nominating and Governance Committees. Tier 3 is for our Audit Committee Chairman and Chairman of our Board. Chairmen of other committees are paid at the highest tier for which they are otherwise eligible. Board members are paid at the highest eligible tier according to his or her role, but not on multiple tiers.
(2)	Meeting attendance at a 100% or near-100% level is mandatory. The program eliminates meeting fees. Board and committee meeting attendance rates for each director shall be reported annually, internally and to the public in accordance with applicable law.
(3)	Board members are expected to serve as committee members as part of their compensation.
(4)	Cash compensation is paid quarterly.
(5)	Restricted shares vest 50% each on the first and second anniversary of the date of grant (provided, however, that vesting accelerates if a director is terminated early or not re-elected to our Board) and are nontransferable for one year from the date of vesting.

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2012. Mr. Plochocki was an employee throughout the fiscal year ended March 31, 2012 and thus received no additional compensation for his service as a director. The compensation received by Mr. Plochocki as an employee is described elsewhere in this proxy statement.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig A. Barbarosh	$92,500	$99,125	$—	$—	$—	$—	$191,625
Murray F. Brennan.	80,000	79,300	—	—	—	—	159,300
George H. Bristol	100,000	99,125	—	—	—	—	199,125
Ahmed D. Hussein	80,000	79,300	—	—	—	—	159,300
D. Russell Pflueger	92,500	99,125	—	—	—	—	191,625
Sheldon Razin	100,000	99,125	—	—	—	—	199,125
Lance Rosenzweig (2)	—	—	—	—	—	—	—
Maureen A. Spivack	80,000	79,300	—	—	—	—	159,300

(1)	The amount reflected in this column represents the grant date fair value of the stock awards made in fiscal year 2012, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.
(2)	Mr. Rosenzweig was appointed as a Director on May 24, 2012 and therefore did not receive any compensation during the fiscal year ended March 31, 2012.

At March 31, 2012, the aggregate number of option awards and restricted shares outstanding (vested and unvested) for each of the incumbent directors named in the table was as follows:

Director Name	Total Option Awards Outstanding	Total Restricted Shares Outstanding
Mr. Barbarosh	—	7,292
Dr. Brennan	10,000	6,000
Mr. Bristol	10,000	7,500
Mr. Hussein	2,500	6,000
Mr. Pflueger	30,000	7,500
Mr. Razin	30,000	7,500
Mr. Rosenzweig	—	—
Ms. Spivack	—	4,000

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Pflueger, Barbarosh and Brennan. None of these individuals was, during the fiscal year ended March 31, 2012, an officer or employee of our company, and none of these individuals formerly was an officer of our company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report

Our Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, our Compensation Committee agreed that the “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE

D. Russell Pflueger, Chairman

Craig A. Barbarosh	Murray F. Brennan, M.D.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,

BOARD COMMITTEES AND RELATED MATTERS

Board of Directors

General

Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. Our Board consists of nine directors who are elected to serve until the election and qualification of their respective successors.

Director Independence

Our Bylaws require that at least a majority of the members of our Board be independent directors. Our Bylaws define “independent director” as a person other than an executive officer or employee of our company or any other individual having a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our Bylaws, the following persons may not be considered independent:

(a)	a director who is, or at any time during the past three years was, employed by us;

(b)	a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to a family member who is an employee (other than an executive officer) of ours; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 5605(a)(2).

(c)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)	a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in our securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(e)	a director of ours who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or

(f)	a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

A “family member” for these purposes means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

Our Board has determined that each of Messrs. Barbarosh, Brennan, Bristol, Hussein, Pflueger and Razin and Ms. Spivack, each of whom currently is a director, are “independent” as defined above and in accordance with applicable Nasdaq listing standards. The above definition of independence is posted on our Internet website at www.qsii.com.1

Attendance at Board and Shareholders’ Meetings

During the fiscal year ended March 31, 2012, our Board held six meetings. All our incumbent director nominees standing for re-election to our Board attended 100% of all meetings of our Board and all meetings of committees of our Board upon which they served (during the periods that they served) during the fiscal year ended March 31, 2012.

It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our incumbent director nominees were in attendance at our 2011 annual meeting of shareholders, except for Mr. Rosenzweig who was not yet a member of our Board at the time of our 2011 annual meeting.

Board Leadership Structure

We currently have an independent Chairman separate from the CEO. Our Board believes it is important to maintain flexibility in its Board leadership structure and firmly supports having an independent director in a Board leadership position at all times. Accordingly, our Bylaws provide that, if we do not have an independent Chairman, our Board shall elect an independent Lead Director, having similar duties to an independent Chairman, including leading the executive sessions of the non-management directors at Board meetings. Our current Chairman provides independent leadership of our Board. Having an independent Chairman or Lead Director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between our Board and senior management. Our Board has determined that the current structure, an independent Chairman, separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position.

Board Involvement in Risk Oversight

Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our personnel, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and potential conflicts of interest. Our Nominating and Governance Committee manages risks associated with the independence and qualifications of our directors. Our Transaction Committee

[1]	Website addresses references are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

oversees management of risks associated with the acquisition of significant new business enterprises. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.

Board Committees and Charters

Our Board has a standing Audit Committee, Compensation Committee, Transaction Committee and Nominating and Governance Committee. In addition, our Board currently has an Independent Directors Executive Personnel Committee and a Special Committee. Our Board also from time to time may appoint a Proxy Voting Committee, which it appointed on May 24, 2012, and/or a Lead Director.

Audit Committee

Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Messrs. Bristol (Chair), Pflueger and Ms. Spivack. Our Audit Committee is comprised entirely of “independent” (as defined in Rule 5605(a)(2) of the Nasdaq listing standards) directors and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants’ performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions.

During the fiscal year ended March 31, 2012, our Audit Committee held six(6) meetings. Our Audit Committee’s current charter is posted on our Internet website at www.qsii.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert” and for being “independent.”

Nominating and Governance Committee

Our Board has a Nominating and Governance Committee that consists of Messrs. Barbarosh (Chair), Bristol and Pflueger, each of whom is deemed independent. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.

Our Nominating and Governance Committee will also consider nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.

Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our

Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to our Board during their current term.

Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate’s accomplishments. Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee’s evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

On May 25, 2011, our Board approved an amendment to the charter of the Nominating and Governance Committee to change its name from Nominating Committee to Nominating and Governance Committee and to expand its authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations.

During the fiscal year ended March 31, 2012, our Nominating and Governance Committee held four(4) meetings. Our Nominating and Governance Committee’s current charter is posted on our Internet website at www.qsii.com.

Compensation Committee

Our Board has a Compensation Committee that consists of Messrs. Pflueger (Chair), Barbarosh and Brennan. Our Compensation Committee is composed entirely of independent directors, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies and (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) following the amendment to the Compensation Committee’s charter on May 25, 2011, approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2012, our Compensation Committee held eight(8) meetings. Our Compensation Committee’s current charter is posted on our Internet website at www.qsii.com.

Our executive officers have played no role in determining the amount or form of director compensation or compensation of our named executive officers, except that in certain situations, our Chief Executive Officer provides information to our Compensation Committee regarding certain accomplishments of the named executive officers to assist our Compensation Committee in administering the discretionary portion of cash bonuses for named executive officers. We also have conducted discussions with our named executive officers concerning information regarding their performance and prospects.

From time to time, our Compensation Committee has engaged certain independent compensation consultants to assist in preparing equity incentive plans for key staff including the named executive officers and to assist the committee in establishing base salaries and non-equity plans for the named executive officers. The Compensation Committee engaged the services of Frederic W. Cook & Co., Inc. to provide compensation consulting services in connection with establishing the compensation program for our named executive officers for the fiscal year ending March 31, 2012. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions.

Transaction Committee

Our Board has a Transaction Committee that consists of Messrs. Razin (Chair), Barbarosh, Bristol and Rosenzweig and Ms. Spivack. The Transaction Committee is responsible for considering and making recommendations to our Board with respect to all proposals involving a change in control of our company or the purchase or sale of assets constituting more than 10% of our total assets. The Transaction Committee is composed entirely of independent directors. The transaction committee held eight(8) meetings during fiscal year 2012.

Independent Directors Executive Personnel Committee

On May 26, 2010, our Board formed an Independent Directors Compensation and Executive Personnel Committee, which is comprised of all of our independent directors (currently Messrs. Barbarosh, Brennan, Bristol, Hussein, Pflueger and Razin and Ms. Spivack) and which is empowered to address personnel and employment related matters concerning our executive officers. On May 25, 2011 our Board changed the name of this Committee to Independent Directors Executive Personnel Committee and limited the purpose of the Committee to executive employment matters, including hiring, terminating, and continuing the service terms and conditions of executives. During the fiscal year ended March 31, 2012, our Independent Directors Executive Personnel Committee held one(1) meeting.

Special Committee

As discussed in length in Proposal No. 1, we have been regularly subject to proxy contests and litigation initiated against us by Mr. Hussein, a current director. In light of this history as well as Mr. Hussein’ substantial stock holdings, which enable him to cumulate his votes and to ensure himself a certain degree of representation on the Board even if a majority of the Board and a majority of the shareholders are in opposition, our Board has at times relied on a Special Committee, which was originally formed in May 2007 in response to the adverse position that Mr. Hussein had taken with respect to the majority of the Board. In response to the new proxy contest waged my Mr. Hussein for this year’s annual meeting, the Board reviewed and renewed the powers of its Special Committee on May 24, 2012. Among other things, the Special Committee has been delegated all powers of our Board in connection with the solicitation and voting of proxies at the annual meeting. The Special Committee currently consists of Messrs. Bristol, Pflueger and Razin. The Special Committee did not meet during fiscal year 2012

Proxy Voting Committee

Our Board from time to time may appoint a Proxy Voting Committee to provide instruction to our proxy holders to vote proxies in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Under our Bylaws and California law , if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. In the event that cumulative voting applies to the election of directors at the annual meeting, our Board appointed a Proxy Voting Committee on May 24, 2012. The Proxy Voting Committee was appointed this year in connection with the renewal of the powers of the Special Committee in response to Mr. Hussein’s initiation of a proxy contest. The Proxy Voting Committee consists of Messrs. Barbarosh, Pflueger and Razin.

Lead Director

Under our Bylaws, if at any time our Chairman of the Board is an executive officer of our Company, or for any other reason is not an independent director, a non-executive Lead Director must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and coordinates, develops the agenda for, and moderates executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters

Audit Committee Report

Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management’s assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2012 with management and our independent registered public accounting firm.

The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed the matters required under Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. We have received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our annual report on Form 10-K for the year ended March 31, 2012, and for filing with the SEC.

The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

AUDIT COMMITTEE

George H. Bristol, Chairman

Maureen A. Spivack	D. Russell Pflueger

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer) and Chief Financial Officer (our principal financial and accounting officer). Our code of ethics is posted on our Internet Website located at www.qsii.com and may be found as follows: From our main Web page, first click on “Company Info” and then on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our Website, at the address and location specified above.

Security Holder Communications with our Board

Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 18111 Von Karman, Suite 700, Irvine, California 92612. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary, James J. Sullivan at: jsullivan@qsii.com.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish to us copies of all reports they file in accordance with Section 16(a). Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2012, all Section 16(a) filing requirements applicable to our reporting persons were met except for (i) a late Form 4 filing by Mr. Holt relating to the sale of common stock on February 14, 2012, for which a Form 4 was filed on February 17, 2012; and (ii) an inadvertent misreporting of equity bonus amounts paid to Mr. Cline on May 31, 2011 due to an administrative error, which was disclosed on the Form 4/A filed on June 29, 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

During fiscal year 2012, our Audit Committee was responsible for reviewing and approving transactions with related persons.

Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee’s approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders’ meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

•

Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company, the related compensation would be reported in our proxy statement if the executive officer was a “named executive officer,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Any transaction with another enterprise at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise’s total annual revenues.

•

Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization’s total annual receipts.

•

Any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

•

Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions

Indemnification Agreements

We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

(Proposal No. 2)

At out 2011 annual meeting, our Board recommended, and over 95% of our shareholders approved, on an advisory basis, our holding an annual “Say-on-Pay” advisory vote. In an effort to be responsive to our shareholders and to continue its commitment to strong corporate governance, our Board has determined to hold an annual Say-on-Pay advisory vote.

In accordance with our Board’s determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosures regarding such compensation and the accompanying narrative set forth in this proxy statement. We intend to hold the next advisory, non-binding Say-on-Pay vote in connection with our 2013 annual meeting.

At our 2011 annual meeting, our shareholders approved the compensation of our fiscal year 2011 named executive officers and our Fiscal Year 2012 Incentive Program with over a 99% approval rating. The Compensation Committee believes that this strong support from our shareholders demonstrates that our executive compensation program is designed appropriately to reward Company performance with responsible and balanced incentives.

As described in greater detail in the Compensation Discussion and Analysis section, our Compensation Committee strives to create compensation for our named executive officers that is fair, reasonable, performance based and competitive. Our executive compensation program is designed to reward achievement of specific performance goals, including continuous Company growth and increased shareholder value. By rewarding strong management performance in the achievement of these established goals, our executive compensation program helps to ensure that management’s interests are aligned with our shareholders’ and customers’ interests, with the ultimate objective of improving long-term shareholder value and customer satisfaction. To that end, our Compensation Committee designs compensation packages for our named executive officers that include equity-based compensation as a key component. Our Compensation Committee believes that this use of equity-based compensation serves to further align the interests of our named executive officers with those of our long-term shareholders by encouraging long-term performance. Our Compensation Committee also strives to enable us to recruit, retain and develop superior executive talent that is critical to our success by creating compensation opportunities that are competitive relative to the compensation paid to similarly situated executives. In designing our compensation programs, procedures and practices, our Board and our Compensation Committee are always mindful of, and remains committed to, strong corporate governance standards, including requiring that only independent directors serve on the Compensation Committee, basing executive compensation on pre-established performance goals, executive stock ownership and compensation recovery policies, and holding an annual Say-on-Pay advisory vote.

This vote is advisory, which means that the vote on executive compensation is not binding on us, our Board or our Compensation Committee. The vote on this Proposal No. 2 is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers. If this Proposal is not approved, our Compensation Committee will consider whether and to what extent votes approving this Proposal exceed votes against this Proposal (disregarding abstentions and broker non-votes) and evaluate whether any further actions are necessary to address our shareholders’ concerns.

The affirmative vote of both (i) a majority of common stock present in person or represented by proxy and voting on the Proposal, and (ii) a majority of the quorum, is required to approve this Proposal No. 2. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Company’s proxy statement for its annual meeting of shareholders held on August 16, 2012 (or any adjournments or postponements of the annual meeting) pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the tabular disclosures regarding executive compensation and the accompanying narrative disclosures set forth in the proxy statement.”

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

Our shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2013. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee’s appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2012 and 2011.

	2012	2011
Audit fees	$667,959	$493,300
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. No audit-related fees were incurred for fiscal years 2012 or 2011.

Tax Fees. No tax fees were incurred for fiscal years 2012 or 2011.

All Other Fees. No other fees were incurred for fiscal years 2012 or 2011.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee’s policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended March 31, 2012 and 2011 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.qsii.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “QSII.”

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

PROPOSALS OF SHAREHOLDERS

We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

•

SEC Regulation. Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting must be received by us by March 1, 2013, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

•

Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders’ notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Quality Systems, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS

Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.

By Order of the Board of Directors,

QUALITY SYSTEMS, INC.

Executive Vice President, General Counsel and

Secretary

Irvine, California

[            ], 2012

ALL SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE WHITE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT JULY [    ], 2012.

ANNEX A

CERTAIN INFORMATION REGARDING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

Information Regarding Principal Occupations and Business Addresses of Participants

The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees and executives who, under the rules of the SEC, are or may be considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2012 annual meeting of shareholders.

Name	Business Address	Principal Occupation

Steven T. Plochocki	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	President and Chief Executive Officer of Quality Systems, Inc.

Sheldon Razin	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Founder and Chairman of the Board of Quality Systems, Inc.

Craig A. Barbarosh	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Partner at Katten Muchin Rosenman LLP

George H. Bristol	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Managing Director of Janas Associates

Mark H. Davis	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Managing Director at B. Riley & Co, LLC

D. Russell Pflueger	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Founder, Chairman and Chief Executive Officer of Quiescence Medical, Inc.

Lance E. Rosenzweig	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Founder and Chief Executive Officer of 24/7 Card

Maureen A. Spivack	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Managing Director at Locust Walk Securities

Paul A. Holt	c/o 18111 Von Karman Avenue, Suite 700 Irvine, California 92612	Chief Financial Officer of Quality Systems, Inc.

We have not included Ahmed Hussein and Murray Brennan, two of our current directors, as “participants” in our solicitation of proxies from our shareholders in connection with our 2012 annual meeting of shareholders, because they are participating in a competing solicitation of proxies in connection with our 2012 annual meeting of shareholders.

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of June 18, 2012 by the “participants” are set forth in the section of the proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Information Regarding Arrangements with Certain Participants

As disclosed in the proxy statement, Mr. Plochocki is party to an employment agreement with the Company that provides for certain payments upon his termination of employment or a change in control of the Company. See the section of the proxy statement entitled “Employment Agreement with Mr. Plochocki” for additional information.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all purchases and sales of shares of our common stock by the “participants” within the last two years. Except as described in this proxy statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. All transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares and Options	Transaction Description
Steven T. Plochocki	05/31/11	24,000	Acquisition - Stock option award (subject to vesting)
	02/24/12	92,500	Acquisition - Stock option exercise
	02/24/12	(88,500)	Disposition - Open market sale
	05/23/12	27,500	Acquisition - Stock option award (subject to vesting)

Sheldon Razin	08/11/10	2,500	Acquisition - Restricted stock award (subject to vesting)
	08/11/11	2,500	Acquisition - Restricted stock units (subject to vesting)
	01/09/12	68,000	Acquisition - Stock option exercise

Craig A. Barbarosh	08/11/10	2,500	Acquisition - Restricted stock award (subject to vesting)
	08/11/11	2,500	Acquisition - Restricted stock units (subject to vesting)

George H. Bristol	08/11/10	2,500	Acquisition - Restricted stock award (subject to vesting)
	08/11/11	2,500	Acquisition - Restricted stock units (subject to vesting)

D. Russell Pflueger	08/11/10	2,500	Acquisition - Restricted stock award (subject to vesting)
	08/11/11	2,500	Acquisition - Restricted stock units (subject to vesting)

Maureen A. Spivack	08/11/10	2,000	Acquisition - Restricted stock award (subject to vesting)
	11/03/10	2,000	Acquisition - Open market purchase
	08/11/11	2,000	Acquisition - Restricted stock units (subject to vesting)

Paul A. Holt	12/06/10	(300)	Disposition – Charitable gift
	12/09/10	(200)	Disposition – Charitable gift
	03/02/11	(100)	Disposition – Charitable gift
	05/31/11	12,000	Acquisition - Stock option award (subject to vesting)
	06/02/11	(4,000)	Disposition - Open market sale
	06/03/11	6,000	Acquisition - Stock option exercise
	08/30/11	4,350	Acquisition - Stock option exercise
	08/30/11	(3,250)	Disposition - Open market sale
	09/07/11	650	Acquisition - Stock option exercise
	12/05/11	(550)	Disposition – Charitable gift
	02/14/12	(1,700)	Disposition - Open market sale
	05/23/12	16,500	Acquisition - Stock option award (subject to vesting)

Miscellaneous Information Regarding Participants

Except as described in this Annex A or the proxy statement, none of the “participants” (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of us or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Annex A or the proxy statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Annex A or the proxy statement, neither we nor any of the “participants” has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Except as disclosed in this Annex A or the proxy statement, none of us, the “participants” or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000. Other than as set forth in this Annex A or the proxy statement, none of us, any of the “participants” or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

W H I T E   P R O X Y   C A R D

V O T E B Y I N T E R N E T	W W W . C E S V O T E . C O M

Use the Internet to submit your proxy until 11:59 p.m., Eastern Time, on August 15, 2012. Have your WHITE proxy card in hand when you access the website listed above and follow the instructions provided. You will be required to provide the unique electronic voting number printed below.

V O T E B Y T E L E P H O N E	1 - 8 8 8 - 6 9 3 - 8 6 8 3

Use any touch-tone telephone to submit your proxy until 11:59 p.m., Eastern Time, on August 15, 2012. Have your WHITE proxy card in hand when you call and follow the instructions provided. You will be required to provide the unique electronic voting number printed below.

Electronic Voting Number:

You may submit a proxy by telephone or the Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned a WHITE proxy card.

OR

V O T E   B Y   M A I L

If you do not wish to submit a proxy by telephone or the Internet, please mark, sign, date and promptly return your WHITE proxy card in the enclosed postage-paid envelope to: Quality Systems, Inc., 105 Madison Avenue, New York, New York 10016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Annual Report, Notice & Proxy Statement is/are available at http://www.viewourmaterial.com/QSI

YOUR VOTE IS IMPORTANT!

Please take a moment now to submit a proxy with respect to your shares of

Quality Systems, Inc. common stock for the 2012 Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND SUBMIT A PROXY.

(See reverse side for instructions.)

You may submit a proxy by telephone or the Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned a WHITE proxy card. Please note that you may only submit vote allocation instructions for director elections, in the event that cumulative voting applies, by submitting a proxy by mail.

    If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors:
Nominees
	(1)	Craig A. Barbarosh
	(2)	George H. Bristol
	(3)	Mark H. Davis
	(4)	D. Russell Pflueger
	(5)	Steven T. Plochocki
	(6)	Sheldon Razin
	(7)	Lance E. Rosenzweig
	(8)	Maureen A. Spivack

☐ FOR ALL

☐ WITHHELD ALL

☐ FOR ALL EXCEPT*
* To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	Advisory vote to approve the compensation of our named executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2013.

☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

«SH_SEQ»	«SH_ACN»	«P1»	«SH_SRT»	**

«SH_FNM»
«SH_AD1»
«SH_AD2»
«SH_AD3»
«SH_AD4»
«SH_AD5»

, 2012
Shareholder Signature	Date

Title

, 2012
Shareholder (Joint Owner) Signature	Date

Title

    TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

WHITE PROXY CARD	QUALITY SYSTEMS, INC.

PROXY FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints James J. Sullivan and Paul A. Holt, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Quality Systems, Inc. (“QSI”) held of record by the undersigned as of June 18, 2012, at the Annual Meeting of Shareholders of QSI to be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 16, 2012, at 1 p.m. local time and at all adjournments and postponement’s thereof (the “Annual Meeting”), upon the following matters, which are described in QSI’s Proxy Statement for the Annual Meeting. QSI’s Board of Directors recommends a vote “FOR ALL” the director nominees and a vote “FOR” proposals 2 and 3.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in QSI’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, except in the case of broker non-votes, the shares will be voted in accordance with the Board of Directors’ recommendations. Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the Board of Directors or an authorized committee thereof. If you wish to provide vote allocation instructions, you must submit the proxy card by mail and should hand mark the number of votes you wish to allocate to any particular nominee next to the name of such nominee. You do not need to check the “FOR ALL” box to allocate votes among all of our director nominees. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the Board of Directors or an authorized committee thereof will retain discretionary authority to cast your remaining votes, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. NOTE: If you hold your shares in street name and wish to provide vote allocation instructions, you must contact your broker, banker or other custodian for instructions. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

Continued and to be signed on the reverse side